    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1996
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

PAINE WEBBER GROUP INC.            DELAWARE                  13-2760086
PWG CAPITAL TRUST I                DELAWARE                  13-7099828
PWG CAPITAL TRUST II               DELAWARE                  13-7099829
PWG CAPITAL TRUST III              DELAWARE                  13-7099830
PWG CAPITAL TRUST IV               DELAWARE                  13-7099831
(EXACT NAME OF                  (STATE OR OTHER
  REGISTRANT AS                 JURISDICTION OF
  SPECIFIED IN ITS             INCORPORATION OR           (I.R.S. EMPLOYER
  CHARTER)                       ORGANIZATION)           IDENTIFICATION NO.)

                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               THEODORE A. LEVINE
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 713-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copies to:

                 PETER S. WILSON                                   MICHAEL L. FITZGERALD
             CRAVATH, SWAINE & MOORE                                 BROWN & WOOD LLP
                 825 8TH AVENUE                                   ONE WORLD TRADE CENTER
            NEW YORK, NEW YORK 10019                             NEW YORK, NEW YORK 10048
                 (212) 474-1767                                       (212) 839-5300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE
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                    TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM
                 SECURITIES TO BE REGISTERED                    AGGREGATE OFFERING PRICE(1)         AMOUNT OF REGISTRATION FEE(2)
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Senior debt securities, subordinated debt securities and
junior subordinated debt securities (collectively, "Debt
Securities") of Paine Webber Group Inc........................          $500,000,000(3)(4)(5)                            $151,515
Preferred Securities of PWG Capital Trusts I, II, III, and IV,
  severally ("Preferred Securities")..........................
Guarantees (the "Guarantees") of Preferred Securities of PWG
  Capital Trusts I, II, III and IV by Paine Webber Group
  Inc.(6).....................................................

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(1) Estimated solely for purposes of calculating the registration fee, exclusive of accrued interest and dividends, if any.

(2) Calculated pursuant to Rule 457(o).

(3) Such indeterminable number or amount of (i) Debt Securities of Paine Webber Group Inc. as may from time to time be issued at indeterminate prices or upon conversion or exchange of securities so issued and (ii) Preferred Securities of PWG Capital Trusts I, II, III and IV, severally, as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to PWG Capital Trusts I, II, III and IV, severally, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of PWG Capital Trust I, II, III or IV and the distribution of the assets thereof.

(4) Such amount in U.S. dollars or the equivalent in foreign denominated currency units, or if any Debt Securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $500,000,000. The Prospectuses herein cover $500,000,000 of securities.

(5) This Registration Statement also relates to offers and sales of Debt Securities, Preferred Securities and Guarantees in connection with market-making transactions by and through affiliates of the registrants, including PaineWebber Incorporated.

(6) Paine Webber Group Inc. is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by PWG Capital Trusts I, II, III and IV. No separate consideration will be received for any Guarantee or any other obligations.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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                                EXPLANATORY NOTE

     This Registration Statement contains two forms of Prospectuses to be used in connection with offerings of the following securities: (1) preferred securities of PWG Capital Trusts I, II, III and IV, severally, junior subordinated debt securities of Paine Webber Group Inc. and guarantees by Paine Webber Group Inc. of preferred securities issued severally by PWG Capital Trusts I, II, III and IV and (2) debt securities (both senior and subordinated) of Paine Webber Group Inc. Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specifications of the securities offered thereby set forth in an accompanying Prospectus Supplement.

     The complete Prospectus for the offering of the preferred securities of PWG Capital Trusts I, II, III and IV, severally, the junior subordinated debt securities of Paine Webber Group Inc. and the guarantees by Paine Webber Group Inc. of the preferred securities issued severally by PWG Capital Trusts I, II, III and IV follows immediately after this Explanatory Note, which is then immediately followed by the complete Prospectus for the offering of debt securities (both senior and subordinated) of Paine Webber Group Inc.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 10, 1996

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1996)

                              PREFERRED SECURITIES
                              PWG CAPITAL TRUST I

                          % PREFERRED TRUST SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                            PAINE WEBBER GROUP INC.

     The % Preferred Trust Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of PWG Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Paine Webber Group Inc., a Delaware corporation (the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an
equivalent amount of   % Junior Subordinated Debentures due 2036 of the Company
("Junior Subordinated Debentures").
                                                        (continued on next page)

     Application will be made to list the Preferred Securities on the New York Stock Exchange, Inc. (the "NYSE"). See "Underwriting."

     SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                                              Underwriting       Proceeds to
                                                               Discounts      PWG Capital Trust
                                              Price to            and                 I
                                             Public(1)       Commissions(2)       (1)(3)(4)
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Per Preferred Security..................       $25.00             (3)               $25.00
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Total(5)................................                          (3)
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(1) Plus accrued distributions, if any, from             , 1996, to date of
    delivery.

(2) See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $     per Preferred Security (or $     in the aggregate). See
    "Underwriting."

(4) Before deducting expenses payable by the Company estimated to be $     .

(5) The Trust and the Company have granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to additional Preferred Securities at the Price to Public for the purpose of covering over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds
    to PWG Capital Trust I would be      , $     and $     , respectively.

     The Preferred Securities are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Preferred Securities will be made in book-entry form through the
facilities of The Depository Trust Company, on or about        , 1996, against
payment therefor in immediately available funds.

     This Prospectus Supplement and the accompanying Prospectus may be used by the Company, PaineWebber Incorporated ("PaineWebber") or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Preferred Securities at negotiated prices related to prevailing market prices at the time of sale or otherwise. PaineWebber or such other Company affiliates may act as principal or agent in such transactions.
                             ---------------------

                            PAINEWEBBER INCORPORATED
                             ---------------------

         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS             , 1996.

(Continued from previous page)

     The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees (as defined in the accompanying Prospectus) and to increase or decrease the number of Trustees.

     Holders of the Preferred Securities will be entitled to receive cumulative
cash distributions at an annual rate of     % of the stated liquidation amount
of $25 per Preferred Security, accruing from the date of original issuance of the Preferred Securities and payable monthly, in arrears, on the last day of
each month, commencing on             , 1996 ("distributions"). Cash
distributions in arrears for more than one month will bear interest thereon at
the annual rate of     % of the stated liquidation amount of $25 per Preferred
Security (to the extent permitted by applicable law), compounded monthly. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. If principal or interest is not paid on the Junior Subordinated Debentures, including as a result of the Company's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 60 consecutive monthly interest periods (each, an "Extension Period"). No interest shall be due and payable during an Extension Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Extension Period the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded monthly ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 60 consecutive monthly interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures. During any Extension Period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any payments on guarantees with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension;" "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

     The payment of distributions out of moneys held by the Property Trustee (as defined in the accompanying Prospectus) and payments on liquidation of the Trust and on redemption of Preferred Securities, as set forth below, are guaranteed by the Company on a subordinated basis as and to the extent described herein (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The obligations of the Company under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including Junior Subordinated Debt Securities (as defined in the accompanying Prospectus) and senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the accompanying Prospectus). Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such.

     The Junior Subordinated Debentures are redeemable by the Company (in whole
or in part) from time to time on or after           , 2001, or at any time in
certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Junior Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Junior Subordinated Debentures. The Junior Subordinated
Debentures mature on             , 2036. In addition, upon the occurrence of a
Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, the Trust shall be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of any cash distribution. In the case of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Junior Subordinated Debentures, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures."

     In the event of the voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive, for each Preferred Security, a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

RANKING OF SUBORDINATED OBLIGATIONS UNDER PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON THE COMPANY

     The obligations of the Company under the Junior Subordinated Debentures are unsecured obligations of the Company and will be subordinate and junior in right of payment to Senior Indebtedness of the Company (as herein defined and which generally consists of any indebtedness, liabilities or obligations of the Company, contingent or otherwise, other than the Preferred Securities Guarantee) but senior to its capital stock. The Company's obligations under the Preferred Securities Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debentures and any other series of Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and
(ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities
Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities -- Subordination" in the accompanying Prospectus.

     The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon the Company making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If the Company were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to the Preferred Securities Guarantee only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against the Company pursuant to the terms of the Indenture. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default under the Declaration shall have occurred. The Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debentures, and any other series of Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms to the Preferred Securities Guarantee, and senior to its capital stock or to any guarantee of the Company in respect of its capital stock.

     The Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX IMPACT OF EXTENSION

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period not exceeding 60 consecutive monthly interest periods, during which no interest shall be due and payable. In such an event, monthly distributions on the Preferred Securities would not be
made (but would continue to accrue with interest thereon at the rate of     %
per annum, compounded monthly) by the Trust during any such Extension Period. If the Company exercises the right to extend an interest payment period, the Company may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any payments on guarantees with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" for a description of certain terms of the outstanding preferred stock of the Company.

     Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive monthly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 60 consecutive monthly interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     Because the Company has the right to extend the interest payment period for an Extension Period of up to 60 consecutive monthly interest periods on various occasions, it is believed that the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States Federal income tax purposes and the Company intends to take that position in filing related information returns. As a result, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States Federal income tax purposes in advance of the receipt of cash. Generally, all a securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Potential Extension of Payment Period on the Junior Subordinated Debentures."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, in the manner described in "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution," Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on, the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis (as defined under the caption "PWG Trusts" in the accompanying Prospectus) to the holders of the Preferred Securities and the Common Securities in liquidation of the Trust. In the case of a Tax Event, in certain circumstances, the Company shall have the right to redeem at any time the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General."

     Certain recent legislative proposals would prevent the Company from deducting interest on the Junior Subordinated Debentures, and there can be no assurance that future legislation would not have this effect. Such legislation would constitute a Tax Event and could result in the distribution of the Junior Subordinated Debentures to holders of the Preferred Securities or, in certain circumstances, the redemption of the Junior Subordinated Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current United States Federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. See "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities."

LIMITING VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights, but will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.

LISTING OF PREFERRED SECURITIES; TRADING PRICES

     The Preferred Securities constitute a new issue of securities with no established trading market. While application will be made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on the NYSE. Although PaineWebber has indicated to the Company and the Trust that it intends to make a market in the Preferred Securities as permitted by applicable laws and regulations, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Taxation -- Accrual of Original Issue Discount and Premium" and
"-- Disposition of the Preferred Securities."

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

     As described above, the Company has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 60 consecutive monthly interest periods. If the Company determines to extend an interest payment period, or if the Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Preferred Securities is likely to be affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated
Debentures -- Option to Extend Interest Payment Period."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial information is qualified by reference to, and should be read in conjunction with, the Company's consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Form 10-K"), which is incorporated by reference in the accompanying Prospectus. The selected consolidated statement of income data for the years ended December 31, 1993, 1994 and 1995 and the selected consolidated statement of financial condition data as of December 31, 1994 and 1995 are derived from the Company's audited consolidated financial statements which are incorporated by reference in the accompanying Prospectus. The selected unaudited financial information as of and for the six months ended June 30, 1995 and 1996 should be read in conjunction with the Company's audited consolidated financial statements and notes thereto contained in the Form 10-K and the Company's unaudited consolidated financial statements and notes thereto contained in Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (the "Form 10-Q"), which report is also incorporated by reference in the accompanying Prospectus. Such unaudited information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The selected consolidated statement of financial condition data as of December 31, 1991, 1992, 1993 and the selected consolidated statement of income data for the years ended December 31, 1991 and 1992 are derived from audited consolidated financial statements of the Company which are not included or incorporated by reference in the accompanying Prospectus.

                                      SIX MONTHS ENDED
                                          JUNE 30,                                 YEARS ENDED DECEMBER 31,
                                  -------------------------   -------------------------------------------------------------------
                                     1996         1995(1)       1995(1)       1994(2)        1993          1992          1991
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                        (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS
  Total revenues................. $ 2,861,190   $ 2,566,155   $ 5,320,090   $ 3,964,077   $ 4,004,717   $ 3,363,731   $ 3,165,895
  Net revenues (including net
    interest)....................   1,912,258     1,550,582     3,350,279     2,535,424     2,874,005     2,484,489     2,109,771
  Net earnings (loss) before
    taxes........................     294,942       (92,828)      102,677        44,385       407,576       339,115       226,247
  Net earnings (loss)............     192,713       (56,238)       80,750        31,631       246,183       213,175       150,716
  Earnings (loss) per share:
    Primary......................        1.87         (0.76)         0.54          0.41          3.11          2.83          2.10
    Fully diluted................        1.76         (0.76)         0.52          0.41          2.95          2.37          1.67
FINANCIAL CONDITION
  Total assets................... $50,084,412   $47,949,424   $45,671,294   $35,856,125   $37,026,909   $26,508,982   $22,621,763
  Long-term borrowings and
    redeemable preferred stock...   2,739,519     2,657,620     2,622,797     2,501,384     1,936,082     1,150,553       815,728
  Stockholders' equity...........   1,624,375     1,537,248     1,552,288     1,630,499     1,195,047     1,080,667     1,050,478
  Total capitalization...........   4,363,889     4,194,868     4,175,085     4,131,883     3,131,129     2,231,220     1,866,206
OTHER FINANCIAL DATA
  Dividends declared............. $      0.24   $      0.24   $      0.48   $      0.48   $      0.38   $      0.31   $      0.24
  Book value.....................       16.89         14.97         15.62         15.96         16.29         14.24         12.23

---------------

(1) The 1995 results include after-tax charges of $125.9 million ($200 million before income taxes) and $20.1 million ($30 million before income taxes) in the second and fourth quarters, respectively, related to the resolution of the issues arising from the Company's sale of public proprietary limited partnerships.

(2) The 1994 results include after-tax costs of $36 million ($50 million before taxes) and $34 million ($57 million before income taxes) related to the purchase of certain net assets and specific businesses of Kidder, Peabody Group Inc. and a nonrecurring mutual fund charge, respectively.

    THE FOLLOWING INFORMATION CONCERNING THE COMPANY, PWG CAPITAL TRUST I, THE PREFERRED SECURITIES, THE PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES IS IN ADDITION TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT HAVE THE SAME MEANINGS AS IN THE ACCOMPANYING PROSPECTUS.

                                  THE COMPANY

     Paine Webber Group Inc. is a holding company which, together with its operating subsidiaries, forms one of the largest full-service securities and commodities firms in the industry. Founded in 1879, the Company employs approximately 15,800 people in 302 offices worldwide.

     The Company's principal line of business is to serve the investment and capital needs of individual, corporate, institutional and public agency clients through its broker-dealer subsidiary, PaineWebber, and other specialized subsidiaries. The Company holds memberships in all major securities and commodities exchanges in the United States, and makes a market in many securities traded on Nasdaq National Market or on other over-the-counter markets. Additionally, PaineWebber is a primary dealer in U.S. government securities.

     The Company is comprised of interrelated business groups, including Research, the Private Client Group, the Municipal Securities Group, Investment Banking, Asset Management, Global Fixed Income and Commercial Real Estate, and Global Equities and Transaction Services, which utilize common operational and administrative personnel and facilities.

     The Research Group provides investment advice to institutional and individual investors, and other business areas of the Company, on approximately 890 companies in 62 industry sectors.

     The Private Client Group consists primarily of a domestic branch office system and consumer product groups through which PaineWebber and certain other subsidiaries provide clients with financial services and products, including the purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts and selected insurance products. The Company may act as a principal or agent in providing these services. Fees charged vary according to the size and complexity of a transaction, and the activity level of a client's account.

     The Municipal Securities Group originates, underwrites, sells and trades taxable and tax-exempt issues for municipal and public agency clients.

     Through the Investment Banking group, the Company provides financial advice to, and raises capital for, a broad range of domestic and international corporate clients. Investment Banking manages and underwrites public and private offerings, participates as an underwriter in syndicates of public offerings managed by others, and provides advice in connection with mergers and acquisitions, restructurings and recapitalizations.

     The Asset Management group is comprised of Mitchell Hutchins Asset Management Inc. ("MHAM"), Mitchell Hutchins Institutional Investors Inc. ("MHII") and Mitchell Hutchins Investment Advisory division ("MHIA"). MHAM and MHII provide investment advisory and portfolio management services to pension and endowment funds. MHAM also provides investment advisory and portfolio management services to individuals and mutual funds. MHIA provides portfolio management services to individuals, trusts and institutions.

     Through the Global Fixed Income and Global Equities groups, the Company places securities for, and executes trades on behalf of, institutional clients both domestically and internationally. In addition, the Company takes positions in both listed and over-the-counter equity securities and fixed income securities to facilitate client transactions or for the Company's own account.

     The Commercial Real Estate group provides a full range of capital market services to real estate clients, including underwriting of debt and equity securities, principal lending activity, debt restructuring, property sales and bulk sales services, and a broad range of other advisory services.

     The Transaction Services Group includes correspondent services, prime brokerage and securities lending businesses, and specialist trading. Through Correspondent Services Corporation, the Company provides execution and clearing services to broker-dealers in the U.S. and overseas. The Company also acts as a specialist responsible for executing transactions and maintaining an orderly market in certain securities.

     The Company's businesses operate in one of the nation's most highly regulated industries. Violations of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines, and the suspension or expulsion of a firm. The Company's businesses are regulated by various agencies, including the Commission, the NYSE, the Commodity Futures Trading Commission and the National Association of Securities Dealers, Inc. (the "NASD").

     The Company's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-2000).

     For purposes of the foregoing description, all references to the "Company" refer collectively to Paine Webber Group Inc. and its operating subsidiaries, unless the context otherwise requires.

                              PWG CAPITAL TRUST I

     PWG Capital Trust I is a statutory business trust formed on October 7, 1996, under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a declaration of trust among the Trustees and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, as of the date the Preferred Securities are initially issued. The Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all the issued and outstanding Preferred Securities. The Company will acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all the issued and outstanding Common Securities. The Trust exists for the purpose of (a) issuing its Trust Securities for cash and investing the gross proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

                         CAPITALIZATION OF THE COMPANY

     The following table sets forth the unaudited consolidated capitalization of the Company at June 30, 1996, and as adjusted to reflect the application of the estimated net proceeds from the sale of the Preferred Securities (assuming no exercise of the Underwriters' overallotment option). See "Use of Proceeds." The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference in the accompanying Prospectus. See "Documents Incorporated by Reference" in the accompanying Prospectus.

                                                                            JUNE 30, 1996
                                                                      --------------------------
                                                                        ACTUAL       AS ADJUSTED
                                                                      ----------     -----------
                                                                         (IN THOUSANDS EXCEPT
                                                                               SHARES)
Long-Term Debt(1):
  Medium-Term Senior Notes..........................................  $  688,575     $   688,575
  Medium-Term Subordinated Notes....................................     282,150         282,150
  7% Notes Due March 1, 2000........................................     199,712         199,712
  6 1/4 Notes Due June 15, 1998.....................................     199,743         199,743
  6 1/2% Notes Due November 1, 2005.................................     199,425         199,425
  7 5/8% Notes Due February 15, 2014................................     199,286         199,286
  7 3/4% Subordinated Notes Due September 1, 2002...................     170,706         170,706
  9 1/4% Notes Due December 15, 2001................................     150,000         150,000
  8 7/8% Notes Due March 15, 2005...................................     116,485         116,485
  7 7/8% Notes Due February 15, 2003................................      99,972          99,972
  Convertible Debentures............................................      14,719          14,719
  Zero Coupon Bonds.................................................      21,225          21,225
  8 1/4% Notes Due May 1, 2002......................................     115,620         115,620
  6 3/4% Notes Due February 1, 2006.................................      94,688          94,688
Company-obligated Mandatorily Redeemable Preferred Securities of
  Grantor Trusts(2).................................................          --         193,700
Redeemable Preferred Stock..........................................     187,208         187,208
Stockholders' Equity:
  Convertible Preferred Stock.......................................     100,000         100,000
  Common Stock, $1 par value, 200,000,000 shares authorized;
     105,420,742 shares issued at June 30, 1996.....................     105,421         105,421
  Additional Paid-in Capital........................................     840,805         840,805
  Retained Earnings.................................................     874,584         874,584
  Common Stock held in Treasury, at cost: 12,376,960 shares at June
     30, 1996.......................................................    (254,834)       (254,834)
  Unamortized Cost of Restricted Stock Awards.......................     (38,788)        (38,788)
  Foreign Currency Translation Adjustment...........................      (2,813)         (2,813)
                                                                      ----------      ----------
Total Capitalization................................................  $4,363,889     $ 4,557,589
                                                                      ==========      ==========

---------------

(1) In addition to the indebtedness shown in the foregoing table, the Company and its consolidated subsidiaries had outstanding at June 30, 1996, short-term bank loans totalling $503,960,000, and commercial paper totalling $725,512,000.

(2) As described in this Prospectus Supplement, the sole asset of the Trust will be the Junior Subordinated Debentures.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with the Company's financial statements, with the Preferred Securities shown as Company-obligated mandatorily redeemable preferred securities of grantor trusts holding junior subordinated debentures of the Company.

                                USE OF PROCEEDS

     The proceeds of the sale of the Preferred Securities will be invested by the Trust in Junior Subordinated Debentures of the Company. The proceeds from the issuance of such Junior Subordinated Debentures will be used by the Company for general corporate purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration which is qualified under the Trust Indenture Act. The Property Trustee, The Chase Manhattan Bank, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the Preferred Securities and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act and the Business Trust Act. The following summarizes the material terms and provisions of the Preferred Securities and is qualified in its entirety by reference to, the Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Trust to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities and the Preferred Securities rank pari passu with each other and will have equivalent terms except that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. Pursuant to the Declaration, the Property Trustee will have legal title to, and will hold, the Junior Subordinated Debentures as trust assets for the benefit of the holders of the Preferred Securities and the Common Securities. The payment of distributions out of moneys held by the Property Trustee and payments on redemption of the Preferred Securities or liquidation of the Trust are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Property Trustee will hold the Preferred Securities Guarantee for the benefit of holders of the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Voting Rights."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of      % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one month will bear interest thereon at
the rate per annum of      % of the stated liquidation amount of $25 per
Preferred Security

(to the extent permitted by law), compounded monthly. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue from the original date of issuance and, except as otherwise described below, will be payable monthly in arrears on the last day of each month, commencing on
          , 1996, but only if, and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Property Trustee.

     So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 60 consecutive monthly interest periods and, as a consequence, the Trust would defer monthly distributions on the Preferred Securities (though such distributions would
continue to accrue with interest thereon at the rate of      % per annum,
compounded monthly) during any such Extension Period. If the Company exercises the right to extend an interest payment period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to
(i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive monthly interest periods and may not extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 60 consecutive monthly interest periods or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension;" "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period." Subject to prepayments as described above, payments of accrued distributions will be payable to holders of Preferred Securities as they appear on the books and records of the Trust on the first record date after the end of an Extension Period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Preferred Securities is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

     Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined herein) prior to the relevant distribution payment date. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date as a result of the Company having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Preferred Securities and the Common Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York in the State of New York are permitted or required by any applicable law to close.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees (as defined in the accompanying Prospectus) shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or the Company or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees and the Company have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States Federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to the Company or the Regular Trustees, on behalf of the Trust, the opportunity to eliminate, within such 90-day period, such Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees, on behalf of the Trust, will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees, on behalf of the Trust, are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.

     "Tax Event" means that the Regular Trustees and the Company shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of this Prospectus Supplement as a result of (a) any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States Federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which a holder of Preferred Securities may subsequently receive upon the dissolution of the Trust may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

MANDATORY REDEMPTION

     Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the Junior Subordinated Debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Preferred Securities and Common Securities are to be redeemed, the Preferred Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Preferred Securities are to be redeemed, Preferred Securities registered in the name of and held by DTC or its nominee will be redeemed as described under "Description of Preferred Securities -- Book-Entry Only Issuance; The Depository Trust Company" below.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all monthly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date and provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry Only Issuance; The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay Junior Subordinated Debentures on maturity or on the date fixed for redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Property Trustee or by the Company pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus, distributions on the Preferred Securities will continue to accrue, from the original redemption date of the Preferred Securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "Book-Entry Only Issuance; The Depository Trust Company."

     If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company pursuant to the Indenture will only redeem Junior Subordinated Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

     Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the Preferred Securities and Common Securities at the date of dissolution, liquidation, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by the Company as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, liquidation, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities shall be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in exchange therefor.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall be paid on a Pro Rata Basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

     Pursuant to the Declaration, the Trust shall terminate: (i) on , 2036; (ii) when all the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities; or (iii) when all the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all the Trust Securities in accordance with the terms of the Trust Securities.

NO MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE TRUST

     The Trust may not merge or consolidate with or into, or be replaced by, or sell, transfer or lease all or substantially all its properties and assets to, any corporation or other entity or, except as expressly permitted hereby, sell or transfer any junior subordinated debentures to any corporation or other entity.

DECLARATION EVENTS OF DEFAULT

     An Indenture Event of Default (as defined in the accompanying Prospectus) will constitute an event of default under the Declaration with respect to the Trust Securities (an "Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred

Securities have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Voting Rights."

     Upon the occurrence of an Event of Default, the Property Trustee as the holder of all the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of, and interest on, the Junior Subordinated Debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture. See "Description of the Junior Subordinated Debentures."

VOTING RIGHTS

     Except as provided below, under "Modification and Amendment of the Declaration" and "Description of the Preferred Securities
Guarantees -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by the Business Trust Act, the Trust Indenture Act or the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right (i) on behalf of all holders of Preferred Securities, to waive any past default that is waivable under the Declaration and
(ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Junior Subordinated Debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (B) waive any past default that is waivable under Section 6.06 of the Indenture, or (C) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; provided, however, that where a consent under the Indenture would require the consent of (a) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures or (b) each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (a) above, holders of Preferred Securities representing such specified percentage of the aggregate liquidation amount of the Preferred Securities or, in the case of clause (b) above, each holder of Preferred Securities affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities. The Property Trustee shall notify all holders of record of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the Indenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Preferred Securities unless the Property Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Junior Subordinated Debentures under the Indenture), any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other person.

     A waiver of an Indenture Event of Default by the Property Trustee at the direction of holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

     In the event the consent of the Property Trustee as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Indenture would require the consent of holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures, the Property Trustee may only give such consent at the direction of the holders of Trust Securities representing such specified percentage of the aggregate liquidation amount of the Trust Securities; and, provided further, however, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by the Company or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which persons owning Preferred Securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "Description of Preferred Securities -- Book-Entry Only Issuance; The Depository Trust Company" below.

     Holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

     The Declaration may be modified and amended with the approval of a majority of the Regular Trustees, provided that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (a) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (b) the dissolution, liquidation, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States Federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all the holders of the Trust Securities; (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee; (iv)
Article IV of the Declaration relating to the obligation of the Company to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under "The PWG Trusts" in the accompanying Prospectus may not be amended without the consent of the Company; and (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

     The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity; (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration; (iii) to add to the covenants, restrictions or obligations of the Company; and (iv) to conform to changes in, or a change in interpretation or application of, certain 1940 Act requirements by the Securities and Exchange Commission (the "Commission"), which amendment does not adversely affect the rights, preferences or privileges of the holders.

BOOK-ENTRY ONLY ISSUANCE; THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of DTC or its nominee. One or more fully-registered global Preferred Securities certificates (each a "Preferred Securities Global Certificate"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the

National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Upon issuance of a Preferred Securities Global Certificate, DTC will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with DTC. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and the Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or the Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC, or its nominee, is the owner of a Preferred Securities Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all the Preferred Securities are being redeemed, DTC will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

     Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on the Preferred Securities represented by a Preferred Securities Global Certificate will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a Preferred Securities Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depositary is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but the Trust and the Company take no responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     In the event the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

     Payment of distributions and payments on redemption of the Preferred Securities will be payable, the transfer of the Preferred Securities will be registrable and Preferred Securities will be exchangeable for Preferred Securities of other denominations of a like aggregate liquidation amount at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any Preferred Security will be made only upon surrender of such Preferred Security to the Property Trustee.

     The Chase Manhattan Bank or one of its affiliates will act as registrar and transfer agent for the Preferred Securities. The Chase Manhattan Bank will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Property Trustee is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

     The Company and the Regular Trustees on behalf of the Trust will be required to provide to the Property Trustee annually a certificate as to whether or not the Company and the Trust, respectively, is in compliance with all the conditions and covenants under the Declaration.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities and which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture
dated as of             , 1996, between the Company and The Chase Manhattan
Bank, as trustee (the "Indenture Trustee"), as supplemented by the First
Supplemental Indenture dated as of             , 1996, between the Company and
the Indenture Trustee (as so supplemented, the "Indenture"), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus Supplement forms a part, and those made part of the Indenture by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debt Securities." The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series (collectively, together with the Junior Subordinated Debentures, the "Subordinated Debentures"). The Junior Subordinated Debentures constitute a separate series under the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities upon dissolution of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

GENERAL

     The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company, limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the Preferred Securities issued by the Trust and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Company (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).

     The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon,
on             , 2036. The Junior Subordinated Debentures are not subject to any sinking fund.

     If Junior Subordinated Debentures are distributed to holders of Preferred Securities upon dissolution of the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Junior Subordinated Debentures.

     In the event that Junior Subordinated Debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.

     If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon dissolution of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

OPTIONAL REDEMPTION

     Except as provided below, the Junior Subordinated Debentures may not be
redeemed prior to             , 2001. The Company shall have the right to redeem
the Junior Subordinated Debentures, in whole or in part, from time to time, on
or after             , 2001, upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, including interest accrued during an Extension Period. The Company will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     If the Company gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by the Company, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part. (Section 2.05)

INTEREST

     The Junior Subordinated Debentures will bear interest at the rate of      %
per annum from the original date of issuance. Interest will be payable monthly in arrears on the last day of each month (each, an "Interest Payment Date"),
commencing on             , 1996, to the person in whose name such Junior
Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event (i) the Preferred Securities shall not continue to remain in book-entry only form or (ii) if, following distribution of the Junior Subordinated Debentures to holders of Trust Securities upon dissolution of the Trust as described under "Description of the Preferred Securities," the Junior Subordinated Debentures shall not continue to remain in book-entry only form, the relevant record date will be the fifteenth day of the month in which the relevant Interest Payment Date occurs. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest, shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day monthly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as the Company is not in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to extend the interest payment period from time to time for a period not exceeding 60 consecutive monthly interest periods. The Company has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock.

     The Company's outstanding preferred stock consists of $100 million stated value of 6% Cumulative Convertible Redeemable Preferred Stock, Series A (the "Convertible Preferred Stock") and $250 million stated value of 9% Cumulative Redeemable Preferred Stock, Series C (the "Redeemable Preferred Stock"). The Convertible Preferred Stock is redeemable at any time, in whole or in part, at the option of the Company at redemption prices declining to $100 per share, plus accrued and unpaid dividends, by December 16, 2004 and is subject to mandatory redemption on December 15, 2014. The Convertible Preferred Stock is convertible, at the option of the holder, into shares of common stock, at any time, in whole or in part, at a conversion price of $18.13 per share of common stock, subject to adjustment. The Redeemable Preferred Stock is redeemable, at the option of the Company, at any time after December 15, 1999, in whole or in part, at a price of $100 per share, together with accrued but unpaid dividends. The Redeemable Preferred Stock is subject to mandatory redemption on December 15, 2014.

     Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive monthly interest periods and may not extend beyond the maturity of the Junior Subordinated Debentures. On the first Interest Payment Date occurring at or after the end of each Extension Period, the Company shall pay to the holders of Junior Subordinated Debentures of record on the record date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded monthly ("Compounded Interest"). Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, each not to exceed 60 consecutive monthly interest periods or to cause any extension beyond maturity of the Junior Subordinated Debentures. The failure by the Company to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or the Company's currently outstanding indebtedness.

     If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date on which the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE (if the Preferred Securities are then listed thereon) or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or payment date for such distribution. The Trust shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities.

     If Junior Subordinated Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date for such related interest payment.

COMPOUNDED INTEREST

     Payments of Compounded Interest on the Junior Subordinated Debentures held by the Trust will make funds available to pay any interest on distributions in arrears in respect of the Preferred Securities pursuant to the terms thereof.

BOOK-ENTRY AND SETTLEMENT

     If any Junior Subordinated Debentures are distributed to holders of Preferred Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture. If Junior Subordinated Debentures are distributed to holders of Preferred Securities, DTC will act as securities depositary for the Junior Subordinated Debentures.

     For a description of DTC and DTC's book-entry system, see "Description of Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed; (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed; (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable; or (iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

                 RELATIONSHIP BETWEEN THE PREFERRED SECURITIES,
                     THE JUNIOR SUBORDINATED DEBENTURES AND
                       THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Declaration, the Trust exists for the sole purpose of
(a) issuing and selling the Trust Securities evidencing undivided beneficial interests in the assets of the Trust and investing the proceeds from such issuance and sale in the Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient or incidental thereto.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and the proceeds received by the Trust upon issuance of the Common Securities to the Company; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

     Payments of distributions and other payments due on the Preferred Securities are guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees," in the accompanying Prospectus. If the Company does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Preferred Securities. Under the Declaration, if and to the extent the Company does make interest or other payments on the Junior Subordinated Debentures, the Property Trustee is obligated to make distributions or other payments on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

     The Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights as the holder of the Junior Subordinated Debentures to enforce the Company's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture, any holder of Preferred Securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce such rights. If the Property Trustee fails to enforce the Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Preferred Securities Guarantee. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

     The above mechanisms and obligations, taken together, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities.

                                    TAXATION

     In the opinion of Cravath, Swaine & Moore, counsel to the Company and the Trust, the following are the material United States Federal income tax consequences of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"). Treasury Regulations thereunder and administrative and judicial interpretations thereof are of the date hereof, all of which are subject to change (possibly on a retroactive basis).

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Preferred Securities, Cravath, Swaine & Moore will render its opinion to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Preferred Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust. Accordingly, each Securityholder will be required to include in gross income his pro rata share of income accrued on the Junior Subordinated Debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Junior Subordinated Debentures, Cravath, Swaine & Moore will render its opinion generally to the effect that, under then current law and assuming full compliance with the Indenture, the Junior Subordinated Notes will be classified for United States Federal income tax purposes as indebtedness of the Company.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The Company has the option, under the terms of the Junior Subordinated Debentures, to defer payments of interest thereon by extending interest payment periods for up to 60 consecutive months. As a result, it is believed that the Junior Subordinated Debentures will be considered to have been issued with "original issue discount" and the Company intends to take that position in filing related information returns. Accordingly, each Securityholder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include his pro rata share of original issue discount on the Junior Subordinated Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the Preferred Securities. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. So long as the interest payment period is not extended, cash distributions received by an initial Holder for any monthly interest period (assuming no disposition prior to the record date for such distribution) will equal or exceed the sum of the daily accruals of income for such monthly interest period, assuming the issue price (as defined below) of the Junior Subordinated Debentures is $25.

     The total amount of "original issue discount" on the Junior Subordinated Debentures will equal the difference between the "issue price" of the Junior Subordinated Debentures and their "stated redemption price at maturity." Because the Company has the right to extend the interest payment period of the Junior Subordinated Debentures, all the stated interest payments on the Junior Subordinated Debentures will be includible in determining their "stated redemption price at maturity." The "issue price" of each $25 principal amount of Junior Subordinated Debentures will be equal to the first price to the public at which a substantial amount of the Preferred Securities is sold for cash, which is expected to be $25.

     A Securityholder's initial tax basis for his pro rata share of the Junior Subordinated Debentures will be equal to such Securityholder's pro rata share of their "issue price," and will be increased by original issue discount accrued with respect to Securityholder's pro rata share of the Junior Subordinated Debentures, and reduced by the amount of cash distributions with respect thereto. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.

POTENTIAL EXTENSION OF PAYMENT PERIOD ON THE JUNIOR SUBORDINATED DEBENTURES

     Securityholders will continue to accrue original issue discount with respect to their pro rata share of the Junior Subordinated Debentures during an Extension Period, and any holders who dispose of Preferred Securities prior to the record date for the payment of interest following such Extended Period will not receive from the Trust any cash related thereto.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities--Special Event Redemption or Distribution" will be non-taxable and will result in the Securityholder receiving directly such Securityholder's pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in such Securityholder's pro rata share of the underlying Junior Subordinated Debentures immediately prior to such distribution.

MARKET DISCOUNT AND BOND PREMIUM

     Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

DISPOSITION OF THE PREFERRED SECURITIES

     Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of such Securityholder's pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized and the Securityholder's adjusted tax basis in such Securityholder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Gain or loss will be capital gain or loss (except to the extent of any accrued market discount with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income). See "Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Securityholder who disposes of such Securityholder's Preferred Securities between record dates for payments of distributions thereon will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to such Securityholder's adjusted tax basis in such Securityholder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

     Under present United States Federal income tax law:

          (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States Federal withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership; and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

          (ii) A United States Alien Holder of a Preferred Security will not be subject to United States Federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

     The Trust will report the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099-OID.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

     Certain recent legislative proposals would prevent the Company from deducting interest on the Junior Subordinated Debentures, and there can be no assurance that future legislation would not have this effect. Such legislation would constitute a Tax Event and could result in the distribution of the Junior Subordinated Debentures to holders of the Preferred Securities or, in certain circumstances, the redemption of the Junior Subordinated Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof (the "Underwriting Agreement"), the Company and the Trust have agreed that the Trust will sell to each of the Underwriters named below, and each of the Underwriters, for whom PaineWebber Incorporated is acting as representative (the "Representative"), has severally agreed to purchase from the Trust, the number of Preferred Securities set forth opposite its name below.

                                                                           NUMBER OF
                                UNDERWRITER                           PREFERRED SECURITIES
        ------------------------------------------------------------  --------------------
        PaineWebber Incorporated....................................

                                                                           ----------
                  Total.............................................
                                                                           ==========

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any Preferred Securities are purchased by the Underwriters. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Company has been advised by the Representative that the Underwriters propose initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to
certain dealers at such price less a concession not in excess of $          per
Preferred Security. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $          per Preferred Security to certain brokers
and dealers. After the initial public offering, the public offering price and such concessions may be changed.

     In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the
investment therein of such proceeds $          per Preferred Security or
$          in the aggregate ($          in the aggregate if the Underwriters'
overallotment option is exercised in full) for the accounts of the several Underwriters.

     Pursuant to the Underwriting Agreement, the Trust has granted to the Underwriters an option, exercisable for 30 days from the date hereof, to purchase up to additional Preferred Securities at the price to public set forth on the cover page hereof. The Underwriters may exercise such option to purchase solely for the purpose of covering overallotments, if any, made in connection with the offering. The Company will pay Underwriters' Compensation in the amount per Preferred Security set forth above with respect to such additional Preferred Securities. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Preferred Securities as the number set forth next to such Underwriter's name in the preceding table bears to the total number of Preferred Securities offered by the Underwriters hereby.

     During a period of      days from the date of this Prospectus Supplement,
neither the Trust nor the Company will, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Debentures and the Preferred Securities offered hereby).

     Application will be made to list the Preferred Securities on the NYSE. PaineWebber has advised the Trust that it intends to make a market in the Preferred Securities. PaineWebber will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

     The Representative is a wholly-owned subsidiary of the Company. The underwriting of the Preferred Securities offered hereby is being conducted in accordance with Rule 2720 of the NASD Conduct Rules.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments which the Underwriters may be required to make in respect thereof.

                 SUBJECT TO COMPLETION, DATED OCTOBER 10, 1996
PROSPECTUS
                            PAINE WEBBER GROUP INC.
                      JUNIOR SUBORDINATED DEBT SECURITIES
                              PWG CAPITAL TRUST I
                              PWG CAPITAL TRUST II
                             PWG CAPITAL TRUST III
                              PWG CAPITAL TRUST IV
                        PREFERRED SECURITIES GUARANTEED
                       TO THE EXTENT SET FORTH HEREIN BY
                            PAINE WEBBER GROUP INC.

    Paine Webber Group Inc. (the "Company") may offer, from time to time, junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company.

    PWG Capital Trust I, PWG Capital Trust II, PWG Capital Trust III and PWG Capital Trust IV (the "PWG Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the respective PWG Trust. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of a PWG Trust out of moneys held by the Property Trustee (as defined herein) and payments on liquidation of such PWG Trust and on redemption of Preferred Securities of such PWG Trust will be guaranteed by the Company as and to the extent described herein (each such guarantee, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold, from time to time, in one or more series by the Company to a PWG Trust, or a trustee of such PWG Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such PWG Trust. The Junior Subordinated Debt Securities purchased by a PWG Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities of such PWG Trust in connection with the dissolution of such PWG Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

    Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any PWG Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company. Unless otherwise indicated in an accompanying Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations, if applicable, to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time senior debt securities and/or subordinated debt securities each of which will be direct, unsecured obligations of the Company. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $500,000,000.

    The Offered Securities may be sold (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers or (iv) through underwriters or a group of underwriters. If agents of the Company and/or any PWG Trust or underwriters are involved in the sale of the Offered Securities, their names will be set forth in the applicable Prospectus Supplement. If agents of the Company and/or any PWG Trust, or underwriters or dealers are involved in the sale of the Offered Securities, descriptions of their compensation and indemnification arrangements and the net proceeds to the Company and/or any PWG Trust will be set forth in the applicable Prospectus Supplement.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL
               OFFENSE.
                             ---------------------

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                             ---------------------

    This Prospectus and the related Prospectus Supplement may be used by the Company, PaineWebber Incorporated ("PaineWebber"), a wholly owned subsidiary of the Company, or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Offered Securities at negotiated prices related to prevailing market prices at the time of sale or otherwise. PaineWebber or such other Company affiliates may act as principal or agent in such transactions.
                             ---------------------

               The date of this Prospectus is             , 1996.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     IN CONNECTION WITH AN OFFERING OR DISTRIBUTION, THE UNDERWRITERS OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENTS FOR SUCH OFFERING OR DISTRIBUTION MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

     This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the PWG Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of any of the PWG Trusts have been included or incorporated by reference herein. The Company and the PWG Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all the voting securities of each PWG Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each PWG Trust is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such PWG Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company and (iii) the obligations of each PWG Trust under the Preferred Securities of PWG Trust will be fully and unconditionally guaranteed by the Company as and to the extent described herein. See "The PWG Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities." The PWG Trusts are statutory business trusts formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, beneficially owns all the beneficial interests in each PWG Trust. Each holder of Preferred Securities of a PWG Trust will be furnished annually with unaudited financial statements of such Trust as soon as available after the end of the Trust's fiscal year.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 and the Company's Current Report on Form 8-K dated January 18, 1996, as filed with the Commission pursuant to the Exchange Act (File No. 1-7367), are hereby incorporated by reference in this Prospectus.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained herein, in any Prospectus Supplement or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein, in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge upon written or oral request by any person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Assistant Secretary, Paine Webber Group Inc., 1285 Avenue of the Americas, New York, New York 10019, telephone (212) 713-2722.
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                                USE OF PROCEEDS

     Each PWG Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities from the Company.

     Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of Junior Subordinated Debt Securities will be used by the Company for general corporate purposes, including , but not limited to, funding investments in or extensions of credit to subsidiaries, repayments of indebtedness of the Company or its subsidiaries, and possible acquisitions. The precise amount and timing of the application of the funds will depend upon future requirements and the availability of other funds to the Company and its subsidiaries. Management of the Company expects that the Company and its subsidiaries will engage in additional financings as needs arise.

                               RATIOS OF EARNINGS
                   TO FIXED CHARGES AND EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated.

                                                                                             SIX MONTHS
                                                        YEARS ENDED DECEMBER 31                ENDED
                                                ----------------------------------------      JUNE 30
                                                1991     1992     1993     1994     1995        1996
                                                ----     ----     ----     ----     ----     ----------
Ratio of earnings to fixed charges............  1.2      1.4      1.3      1.0      1.1          1.3
Ratio of earnings to combined fixed charges
  and preferred stock dividends...............  1.2      1.3      1.3      1.0      1.0          1.3

     For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consist of earnings before taxes on income and fixed charges and "fixed charges" consist of interest expense incurred on securities sold under repurchase agreements, short-term and long-term borrowings and that portion of rental expense estimated to be representative of the interest factor.

                                  THE COMPANY

     Paine Webber Group Inc. is a holding company which, together with its operating subsidiaries, forms one of the largest full-service securities and commodities firms in the industry. Founded in 1879, the Company employs approximately 15,800 people in 302 offices worldwide.

     The Company's principal line of business is to serve the investment and capital needs of individual, corporate, institutional and public agency clients through its broker-dealer subsidiary, PaineWebber, and other specialized subsidiaries. The Company holds memberships in all major securities and commodities exchanges in the United States, and makes a market in many securities traded on Nasdaq National Market or on other over-the-counter markets. Additionally, PaineWebber is a primary dealer in U.S. government securities.

     The Company is comprised of interrelated business groups, including Research, the Private Client Group, the Municipal Securities Group, Investment Banking, Asset Management, Global Fixed Income and Commercial Real Estate, and Global Equities and Transaction Services, which utilize common operational and administrative personnel and facilities.

     The Research Group provides investment advice to institutional and individual investors, and other business areas of the Company, on approximately 890 companies in 62 industry sectors.

     The Private Client Group consists primarily of a domestic branch office system and consumer product groups through which PaineWebber and certain other subsidiaries provide clients with financial services and products, including the purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts and selected insurance products. The Company may act as a principal or agent in providing these services. Fees charged vary according to the size and complexity of a transaction, and the activity level of a client's account.

     The Municipal Securities Group originates, underwrites, sells and trades taxable and tax-exempt issues for municipal and public agency clients.

     Through the Investment Banking group, the Company provides financial advice to, and raises capital for, a broad range of domestic and international corporate clients. Investment Banking manages and underwrites public and private offerings, participates as an underwriter in syndicates of public offerings managed by others, and provides advice in connection with mergers and acquisitions, restructurings and recapitalizations.

     The Asset Management group is comprised of Mitchell Hutchins Asset Management Inc. ("MHAM"), Mitchell Hutchins Institutional Investors Inc. ("MHII") and Mitchell Hutchins Investment Advisory division ("MHIA"). MHAM and MHII provide investment advisory and portfolio management services to pension and endowment funds. MHAM also provides investment advisory and portfolio management services to individuals and mutual funds. MHIA provides portfolio management services to individuals, trusts and institutions.

     Through the Global Fixed Income and Global Equities Groups, the Company places securities for, and executes trades on behalf of, institutional clients both domestically and internationally. In addition, the Company takes positions in both listed and over-the-counter equity securities and fixed income securities to facilitate client transactions or for the Company's own account.

     The Commercial Real Estate Group provides a full range of capital market services to real estate clients, including underwriting of debt and equity securities, principal lending activity, debt restructuring, property sales and bulk sales services, and a broad range of other advisory services.

     The Transaction Services Group includes correspondent services, prime brokerage and securities lending businesses, and specialist trading. Through Correspondent Services Corporation, the Company provides execution and clearing services to broker-dealers in the U.S. and overseas. The Company also acts as a specialist responsible for executing transactions and maintaining an orderly market in certain securities.

     The Company's businesses operate in one of the nation's most highly regulated industries. Violations of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines, and the suspension or expulsion of a firm. The Company's businesses are regulated by various agencies, including the Commission, the NYSE, the Commodity Futures Trading Commission and the National Association of Securities Dealers, Inc. (the "NASD").

     The Company's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-2000).

     For purposes of the foregoing description, all references to the "Company" refer collectively to Paine Webber Group Inc. and its operating subsidiaries, unless the context otherwise requires.

                                 THE PWG TRUSTS

     Each of PWG Capital Trust I, PWG Capital Trust II, PWG Capital Trust III and PWG Capital Trust IV is a statutory business trust formed on October 7, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such PWG Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such PWG Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

     Upon issuance of any Preferred Securities by a PWG Trust, the holders thereof will own all the issued and outstanding Preferred Securities of such PWG Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each PWG Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such PWG Trust and will own, directly or indirectly, all the issued and outstanding Common Securities of each PWG Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration of a PWG Trust occurs and is continuing, the holders of Preferred Securities of such PWG Trust will have a priority over holders of the Common Securities of such PWG Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each PWG Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees (the "Trustees") of each PWG Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be The Chase Manhattan Bank, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is Chase Manhattan Bank Delaware, an affiliate of The Chase Manhattan Bank that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a PWG Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such PWG

Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to such Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a PWG Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities of a PWG Trust out of funds from the Property Account of such PWG Trust. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The Chase Manhattan Bank, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a PWG Trust refers to The Chase Manhattan Bank acting either in its capacity as a Trustee under the relevant Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by such Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all the Common Securities of each PWG Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The term of a PWG Trust will be set forth in the applicable Prospectus Supplement, but may terminate earlier as provided in the Declaration of such PWG Trust.

     The duties and obligations of the Trustees of a PWG Trust shall be governed by the Declaration of such PWG Trust. Under its Declaration, each PWG Trust shall not, and the Trustees of such PWG Trust shall cause such PWG Trust not to, engage in any activity other than in connection with the purposes of such PWG Trust or other than as required or authorized by such Declaration. In particular, each PWG Trust shall not, and the Trustees of such PWG Trust shall cause such PWG Trust not to, (a) invest any proceeds received by such PWG Trust from holding the Junior Subordinated Debt Securities purchased by such PWG Trust, but shall promptly distribute from the Property Account of such PWG Trust all such proceeds to holders of its Trust Securities pursuant to the terms of the Declaration of such PWG Trust and of such Trust Securities; (b) acquire any assets other than as expressly provided in such Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by such Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such PWG Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such PWG Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities deposited in such PWG Trust as trust assets or upon the Property Trustee of such PWG Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the applicable Indenture or such Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in such PWG Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of such Indenture or such Junior Subordinated Debt Securities or such Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such PWG Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that such PWG Trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

BOOKS AND RECORDS

     The books and records of each PWG Trust will be maintained at the principal office of such PWG Trust and will be open for inspection by a holder of Preferred Securities of such PWG Trust or such holder's representative for any purpose reasonably related to such holder's interest in such PWG Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable PWG Trust as soon as available after the end of such PWG Trust's fiscal year.

VOTING

     Except as provided under the Business Trust Act, the applicable Declaration and the Trust Indenture Act, holders of Preferred Securities will have no voting rights.

THE PROPERTY TRUSTEE

     The Property Trustee, for the benefit of the holders of the Trust Securities of a PWG Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such PWG Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default. The Property Trustee is also authorized to enforce the rights of holders of Preferred Securities of a PWG Trust under the related Preferred Securities Guarantee. If any PWG Trust's failure to make distributions on the Preferred Securities of such PWG Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such PWG Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities of a PWG Trust will have the right to direct the Property Trustee for such PWG Trust with respect to certain matters under the Declaration for such PWG Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the applicable Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities of a PWG Trust may institute a legal proceeding against the Company to enforce such rights or such Preferred Securities Guarantee, as the case may be.

DISTRIBUTIONS

     Pursuant to each Declaration, distributions on the Preferred Securities of a PWG Trust must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account of such PWG Trust to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a PWG Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in such PWG Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in a PWG Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such PWG Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a PWG Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such PWG Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a PWG Trust is guaranteed by PWG on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees." A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities of a PWG Trust, but such Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such PWG Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a PWG Trust according to the aggregate liquidation amount of the Trust Securities of such PWG Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such PWG Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such PWG Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such PWG Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such PWG Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such PWG Trust outstanding.

EVENTS OF DEFAULT

     If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in a PWG Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such PWG Trust will occur and be continuing with respect to any outstanding Trust Securities of such PWG Trust. In such event, each Declaration provides that the holders of Common Securities of the applicable PWG Trust will be deemed to have waived any such Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such PWG Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such PWG Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such PWG Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of a PWG Trust is waived by the holders of the Preferred Securities of such PWG Trust as provided in the Declaration of such PWG Trust, the holders of Common Securities of such PWG Trust pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to such Common Securities for all purposes under such Declaration without any further act, vote or consent of the holders of such Common Securities.

RECORD HOLDERS

     Each Declaration provides that the Trustees of the applicable PWG Trust may treat the person in whose name a certificate representing Preferred Securities of such PWG Trust is registered on the books and records of such PWG Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such PWG Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such PWG Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

          (i) the applicable PWG Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under such Declaration and, except as set forth in such Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities of such PWG Trust ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under such Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

The specific terms of the depositary arrangement with respect to the Preferred Securities of a PWG Trust will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS

     In each Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities of the applicable PWG Trust) and all costs and expenses of such PWG Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such PWG Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any PWG Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

     The business address of each PWG Trust is c/o PaineWebber Group Inc., 1285 Avenue of the Americas, New York, NY 10019, telephone number (212) 713-2000.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each PWG Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each PWG Trust authorizes the Regular Trustees of such PWG Trust to issue on behalf of such PWG Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a PWG Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such PWG Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such PWG Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such PWG Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such PWG Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such PWG Trust to the holders of Preferred Securities of such PWG Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of such PWG Trust, (vi) the obligation or right, if any, of such PWG Trust to purchase or redeem Preferred Securities issued by such PWG Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such PWG Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such PWG Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more PWG Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such PWG Trust, (viii) terms for any conversion or exchange into other securities and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such PWG Trust consistent with the Declaration of such PWG Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each PWG Trust will issue one series of Common Securities. The Declaration of each PWG Trust authorizes the Regular Trustees of such PWG Trust to issue on behalf of such PWG Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a PWG Trust will be substantially identical to the terms of the Preferred Securities issued by such PWG Trust and the Common Securities will rank pari passu and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that, if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a PWG Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such PWG Trust. All the Common Securities of a PWG Trust will be directly or indirectly owned by the Company.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities of a PWG Trust. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Chase Manhattan Bank, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable PWG Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Section references used herein are references to the provisions of the form of Preferred Securities Guarantee.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the applicable PWG Trust, the Guarantee Payments (as defined herein), to the extent not paid by such PWG Trust, regardless of any defense, right of set-off or counterclaim that such PWG Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a PWG Trust to the extent not paid or made by such PWG Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such PWG Trust, but if and only to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such PWG Trust as trust assets, and (ii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of such PWG Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of such Preferred Securities or the redemption of all such Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such PWG Trust has funds available therefor, or (b) the amount of assets of such PWG Trust remaining available for distribution to holders of such Preferred Securities upon liquidation of such PWG Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the applicable PWG Trust to pay such amounts to such holders.

     The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable PWG Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable PWG Trust as trust assets, the Property Trust will not make distributions on the Preferred Securities of such PWG Trust and the PWG Trust will not have funds available therefor.

     The Company's obligations under the Declaration for each PWG Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by such PWG Trust, the Junior Subordinated Debt Securities purchased by such PWG Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such PWG Trust.

CERTAIN COVENANTS OF THE COMPANY

     In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable PWG Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under such Preferred Securities Guarantee, (ii) there shall have occurred any Declaration Event of Default under the related Declaration or (iii) in the event that Junior Subordinated Debt Securities are issued to the applicable PWG Trust in connection with the issuance of Trust Securities by such PWG Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. In addition, so long as any Preferred Securities of a PWG Trust remain outstanding, the Company has agreed
(i) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such PWG Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such PWG Trust, provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use reasonable efforts to cause such PWG Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities. (Section 6.1)

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable PWG Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. (Section 9.2) All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable PWG Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee. (Section 9.1)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable PWG Trust upon full payment of the redemption price of all Preferred Securities of such PWG Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such PWG Trust in exchange for all the Preferred Securities issued by such PWG Trust, or upon full payment of the amounts payable upon liquidation of such PWG Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable PWG

Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee. (Section 7.1)

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu with each other Preferred Securities Guarantee. (Section 6.2) Because the Company is a holding company, the Company's obligations under each Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable PWG Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

     Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with The Chase Manhattan Bank, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable PWG Trust. The Chase Manhattan Bank shall enforce such Preferred Securities Guarantee on behalf of the holders of such Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable PWG Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to The Chase Manhattan Bank. If The Chase Manhattan Bank fails to enforce a Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable PWG Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable PWG Trust or any other person or entity.

MISCELLANEOUS

     The Company will be required to provide annually to The Chase Manhattan Bank a statement as to the performance by the Company of certain of its obligations under each Preferred Securities Guarantee and as to any default in such performance. The Company is required to file annually with The Chase Manhattan Bank an officer's certificate as to the Company's compliance with all conditions to be complied with by it under each Preferred Securities Guarantee. (Section 2.4)

     The Chase Manhattan Bank, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The Chase Manhattan Bank is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.2)

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture.

GENERAL

     The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

     In the event Junior Subordinated Debt Securities are issued to a PWG Trust or a Trustee of such PWG Trust in connection with the issuance of Trust Securities by such PWG Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such PWG Trust upon the occurrence of certain events described in the applicable Prospectus Supplement. Only one series of Junior Subordinated Debt Securities will be issued to a PWG Trust or a Trustee of such PWG Trust in connection with the issuance of Trust Securities by such PWG Trust.

     Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities): (i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable United States Federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Junior Subordinated Debt

Securities; (xi) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiii) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. (Section 2.01)

     Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and Junior Subordinated Debt Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Junior Subordinated Debt Securities and the applicable Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Junior Subordinated Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States Federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States Federal income tax purposes will be described in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

     If Junior Subordinated Debt Securities are issued to a PWG Trust in connection with the issuance of Trust Securities by such PWG Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities of such PWG Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee or (ii) there shall have occurred any Indenture Event of Default with respect to such Junior Subordinated Debt Securities provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock,
(ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. In addition, if Junior Subordinated Debt Securities are issued to a PWG Trust in connection with the issuance of Trust Securities by such PWG Trust, for so long as the Preferred Securities of such PWG Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such PWG Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such PWG Trust; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to comply fully with all its obligations and agreements under such Declaration and (iii) not to take any action which would cause such PWG Trust to cease to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Indebtedness of the Company. No payment by the Company on account of principal of (or premium, if any) or any interest on the Junior Subordinated Debt Securities may be made if any default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing and written notice thereof shall have been given to the Indenture Trustee by the Company or to the Company and the Indenture Trustee by the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness (or a representative or trustee on their behalf). Upon any acceleration of the principal due on the Junior Subordinated Debt Securities or any payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of (and premium, if any) and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of Senior Indebtedness). Subject to the payment in full of all Senior Indebtedness, the holders of the Junior Subordinated Debt Securities are to be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to Senior Indebtedness until the Junior Subordinated Debt Securities are paid in full. By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as general creditors of the Company, may recover more, ratably, than the holders of the Junior Subordinated Debt Securities. If this Prospectus is being delivered in connection with a series of Junior Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

     The term "Senior Indebtedness" shall mean (i) the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (b) guarantees by the Company of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed,
(c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, and (d) obligations of the Company under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (ii) any other indebtedness, liability or obligation, contingent or otherwise, of the Company and any guarantee, endorsement or other contingent obligation of the Company in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, and (iii) modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding thereof, are not superior in right of payment to the Junior Subordinated Debt Securities; provided, however, that Senior Indebtedness shall not include any obligation of the Company to any Subsidiary. Notwithstanding anything to the contrary in the Indenture or the Junior Subordinated Debt Securities, Senior Indebtedness shall not include any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to, or pari passu with, the Junior Subordinated Debt Securities, as the case may be. The Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company.

     The Company's rights and the rights of its creditors (including holders of Senior Indebtedness and Junior Subordinated Debt Securities) to participate in any distribution of assets of any subsidiary of the Company upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to the Company by PaineWebber are restricted by the provisions of the net capital rules of the Commission and the NYSE and covenants in various loan agreements. The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Senior Indebtedness and Junior Subordinated Debt Securities. The Senior Indebtedness and Junior Subordinated Debt Securities will be effectively subordinated to all indebtedness of the Company's subsidiaries. As of June 30, 1996, the aggregate amount of indebtedness of the Company's subsidiaries (such indebtedness consisting of short-term borrowings and other than borrowings owed directly or indirectly to the Company or another subsidiary) to which holders of the Senior Indebtedness and Junior Subordinated Debt Securities would have been structurally subordinated was approximately $465 million.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to a series of Junior Subordinated Debt Securities:

          (a) failure for 30 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

          (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

          (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series; or

          (d) certain events in bankruptcy, insolvency or reorganization of the Company.

In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of such series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01)

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of the applicable series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of such series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06)

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of a series may, on behalf of the holders of all the Junior Subordinated Debt Securities of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest on Junior Subordinated Securities of such series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debt Securities of such series. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03)

     If a series of Junior Subordinated Debt Securities is issued to a PWG Trust in connection with the issuance of Trust Securities of such PWG Trust, then, under the applicable Declaration, an Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default.

MODIFICATION OF THE INDENTURE

     The Indenture provides that the Company and the Indenture Trustee may, without the consent of any holders of Junior Subordinated Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of any series of Junior Subordinated Debt Securities or, provided such action shall not adversely affect the interests of the holders of any series of Junior Subordinated Debt Securities in any material respect, curing ambiguities or inconsistencies in such Indenture or making other provisions. (Section 9.01)

     The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debt Securities of each series affected thereby, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debt Securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debt Security so affected, or (ii) reduce the percentage of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification, without the consent of the holders of each Junior Subordinated Debt Security then outstanding and affected thereby. (Section 9.02)

BOOK ENTRY AND SETTLEMENT

     If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER AND SALE

     The Indenture will provide that the Company, without the consent of the Holders of any of the Junior Subordinated Debt Securities, may consolidate with or merge into any other Person or transfer or lease its assets substantially as an entirety to any Person or may acquire or lease the assets of any Person substantially as an entirety or may permit any Person to merge into the Company provided that: (i) the successor is a corporation organized under the laws of any domestic jurisdiction; (ii) the successor corporation, if other than the Company, assumes the Company's obligations under the Indenture and the Junior Subordinated Debt Securities issued thereunder, (iii) immediately after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 10.01)

DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except in each case for certain obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior

Subordinated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) if (i) the Company irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series; (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (iii) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and that such defeasance will not otherwise alter holders' United States Federal income tax treatment of principal, premium and interest payments on the Junior Subordinated Debt Securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States Federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); (iv) the Company delivers to the Indenture Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and (v) no event or condition shall exist that, pursuant to the subordination provisions applicable to the Junior Subordinated Debt Securities of such series, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities of such series at the date of the irrevocable deposit referred to above. (Section 11.01)

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05)

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

     The Chase Manhattan Bank is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture. (Section 13.11)

                                 ERISA MATTERS

     The Company, PaineWebber and other affiliates of the Company may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to

ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, PaineWebber or any other affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                              PLAN OF DISTRIBUTION

     The Company may sell any series of Junior Subordinated Debt Securities and the PWG Trusts may sell the Preferred Securities being offered hereby (i) directly to one or more purchasers, (ii) through agents designated from time to time and/or (iii) through underwriters or dealers or a group of underwriters. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the name or names of any underwriters, the purchase price of the Offered Securities and the proceeds to the Company and/or any PWG Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Securities may be listed. If a bidding or auction process is utilized, it will be described in the applicable Prospectus Supplement.

     If underwriters are used in the sale, Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agents will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     All Offered Securities will be a new issue of securities with no established trading market. Certain agents through whom, and underwriters to whom, Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such agents and underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

     PaineWebber or one or more other affiliates of the Company may participate in distributions of the Offered Securities. All distributions of the Offered Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the NASD.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Richards, Layton & Finger, Wilmington, Delaware. The validity of the Preferred Securities Guarantees and the Junior Subordinated Debt Securities and certain other matters will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York and for the agents or underwriters, if any, by Brown & Wood LLP, New York, New York. Cravath, Swaine & Moore and Brown & Wood LLP act from time to time as legal counsel to the Company and its subsidiaries on various matters.

                                    EXPERTS

     The consolidated financial statements of the Company for the year ended December 31, 1995, incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PAINE WEBBER GROUP INC., PWG CAPITAL TRUST I OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION THEY CONTAIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Risk Factors..........................   S-4
Selected Consolidated Financial
  Data................................   S-8
The Company...........................   S-9
PWG Capital Trust I...................  S-10
Capitalization of the Company.........  S-11
Accounting Treatment..................  S-12
Use of Proceeds.......................  S-12
Description of the Preferred
  Securities..........................  S-12
Description of the Junior Subordinated
  Debentures..........................  S-23
Relationship Between the Preferred
  Securities, the Junior Subordinated
  Debentures and the Preferred
  Securities Guarantee................  S-27
Taxation..............................  S-29
Underwriting..........................  S-32
                 PROSPECTUS
Available Information.................     2
Documents Incorporated by Reference...     3
Use of Proceeds.......................     3
Ratios of Earnings to Fixed Charges
  and Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................     3
The Company...........................     4
The PWG Trusts........................     5
Description of the Preferred
  Securities..........................     9
Description of the Preferred
  Securities Guarantees...............    10
Description of the Junior Subordinated
  Debt Securities.....................    13
ERISA Matters.........................    18
Plan of Distribution..................    19
Legal Matters.........................    20
Experts...............................    20
--------------------------------------------
--------------------------------------------

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                                PAINEWEBBER(TM)
                                   Preferred Securities

                              PWG Capital Trust I
                          % Preferred Trust Securities
                            guaranteed to the extent
                              set forth herein by
                            Paine Webber Group Inc.
                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                           Paine Webber Incorporated
                                          , 1996

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------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED OCTOBER 10, 1996

PROSPECTUS

                            PAINE WEBBER GROUP INC.
                                DEBT SECURITIES
                            ------------------------

     Paine Webber Group Inc. (the "Company") intends to issue from time to time in one or more series senior debt securities (the "Senior Securities") and/or subordinated debt securities (the "Subordinated Securities") each of which will be a direct, unsecured obligation of the Company and which will be offered to the public on terms to be determined at the time of sale (the Senior Securities and the Subordinated Securities being herein referred to collectively as the "Securities). The Securities offered by this Prospectus may be sold for U.S. dollars, foreign currencies or composite currencies, and the principal, premium, if any, and any interest on the Securities may be payable in U.S. dollars, foreign currencies or composite currencies. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, four Delaware statutory business trusts (the "Trusts"), the common trust securities of which will be wholly-owned, directly or indirectly, by the Company, may from time to time severally offer preferred trust securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time junior subordinated debt securities either directly or to a Trust. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $500,000,000 (or the equivalent thereof if any of the securities are denominated in a foreign currency or composite currency).

     The Securities of a series may be issued in registered form without coupons, in bearer form with or without coupons attached or in the form of one or more global securities in registered or bearer form. The classification as Senior Securities or Subordinated Securities, specific designation, aggregate principal amount, currency (if other than U.S. dollars) or composite currency in which the principal, premium, if any, or any interest is payable, authorized denominations, offering price, maturity, rate (or method of calculation) and time and place of payment of any interest, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered ("Offered Securities") and any listing on a securities exchange are set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), together with the terms of offering of the Offered Securities.

     The Securities may be sold (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers or (iv) through underwriters or a group of underwriters. If agents of the Company or underwriters are involved in the sale of the Offered Securities, their names are set forth in the applicable Prospectus Supplement. If agents of the Company, underwriters or dealers are involved in the sale of the Offered Securities, descriptions of their compensation and indemnification arrangements and the net proceeds to the Company are set forth in the applicable Prospectus Supplement.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                            ------------------------

     This Prospectus and the related Prospectus Supplement may be used by the Company, PaineWebber Incorporated ("PaineWebber") or PaineWebber International (U.K.) Ltd. ("PaineWebber International"), each a wholly owned subsidiary of the Company, or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Securities at negotiated prices related to prevailing market prices at the time of sale or otherwise. PaineWebber, PaineWebber International or such other Company affiliates may act as principal or agent in such transactions.
                            ------------------------
                The date of this Prospectus is           , 1996.

     IN CONNECTION WITH AN OFFERING OR DISTRIBUTION, THE UNDERWRITERS OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENTS FOR SUCH OFFERING OR DISTRIBUTION MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------
                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

     This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
                            ------------------------
                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 and the Company's Current Report on Form 8-K dated January 18, 1996, as filed with the Commission pursuant to the Exchange Act (File No. 1-7367), are hereby incorporated by reference in this Prospectus.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained herein, in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein, in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge upon written or oral request by any person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Assistant Secretary, Paine Webber Group Inc., 1285 Avenue of the Americas, New York, New York 10019, telephone (212) 713-2722.
                            ------------------------
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, A PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED BY REFERENCE AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PAINE WEBBER GROUP INC. OR ANY AGENT, UNDERWRITER OR DEALER. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION THEY CONTAIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES

     References herein to "U.S. dollars", "U.S. $" or "$" are to the lawful currency of the United States.

                                  THE COMPANY

     Paine Webber Group Inc. is a holding company which, together with its operating subsidiaries, forms one of the largest full-service securities and commodities firms in the industry. Founded in 1879, the Company employs approximately 15,800 people in 302 offices worldwide.

     The Company's principal line of business is to serve the investment and capital needs of individual, corporate, institutional and public agency clients through its broker-dealer subsidiary, PaineWebber, and other specialized subsidiaries. The Company holds memberships in all major securities and commodities exchanges in the United States, and makes a market in many securities traded on Nasdaq National Market or on other over-the-counter markets. Additionally, PaineWebber is a primary dealer in U.S. government securities.

     The Company is comprised of interrelated business groups, including Research, the Private Client Group, the Municipal Securities Group, Investment Banking, Asset Management, Global Fixed Income and Commercial Real Estate, and Global Equities and Transaction Services, which utilize common operational and administrative personnel and facilities.

     The Research Group provides investment advice to institutional and individual investors, and other business areas of the Company, on approximately 890 companies in 62 industry sectors.

     The Private Client Group consists primarily of a domestic branch office system and consumer product groups through which PaineWebber and certain other subsidiaries provide clients with financial services and products, including the purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts and selected insurance products. The Company may act as a principal or agent in providing these services. Fees charged vary according to the size and complexity of a transaction, and the activity level of a client's account.

     The Municipal Securities Group originates, underwrites, sells and trades taxable and tax-exempt issues for municipal and public agency clients.

     Through the Investment Banking group, the Company provides financial advice to, and raises capital for, a broad range of domestic and international corporate clients. Investment Banking manages and underwrites public and private offerings, participates as an underwriter in syndicates of public offerings managed by others, and provides advice in connection with mergers and acquisitions, restructurings and recapitalizations.

     The Asset Management group is comprised of Mitchell Hutchins Asset Management Inc. ("MHAM"), Mitchell Hutchins Institutional Investors Inc. ("MHII") and Mitchell Hutchins Investment Advisory division ("MHIA"). MHAM and MHII provide investment advisory and portfolio management services to pension and endowment funds. MHAM also provides investment advisory and portfolio management services to individuals and mutual funds. MHIA provides portfolio management services to individuals, trusts and institutions.

     Through the Global Fixed Income and Global Equities Groups, the Company places securities for, and executes trades on behalf of, institutional clients both domestically and internationally. In addition, the Company takes positions in both listed and over-the-counter equity securities and fixed income securities to facilitate client transactions or for the Company's own account.

     The Commercial Real Estate Group provides a full range of capital market services to real estate clients, including underwriting of debt and equity securities, principal lending activity, debt restructuring, property sales and bulk sales services, and a broad range of other advisory services.

     The Transaction Services Group includes correspondent services, prime brokerage and securities lending businesses, and specialist trading. Through Correspondent Services Corporation, the Company provides execution and clearing services to broker-dealers in the U.S. and overseas. The Company also acts as a specialist responsible for executing transactions and maintaining an orderly market in certain securities.

     The Company's businesses operate in one of the nation's most highly regulated industries. Violations of applicable regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines, and the suspension or expulsion of a firm. The Company's businesses are regulated by various agencies, including the Commission, the NYSE, the Commodity Futures Trading Commission and the National Association of Securities Dealers, Inc. (the "NASD").

     The Company's principal executive offices are located at 1285 Avenue of the Americas, New York, New York 10019 (Telephone: (212) 713-2000).

     For purposes of the foregoing description, all references to the "Company" refer collectively to Paine Webber Group Inc. and its operating subsidiaries, unless the context otherwise requires.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Securities offered hereby will be used for general corporate purposes, including, but not limited to, funding investments in or extensions of credit to subsidiaries, repayments of indebtedness of the Company or its subsidiaries, and possible acquisitions. The precise amount and timing of the application of the funds will depend upon future requirements and the availability of other funds to the Company and its subsidiaries. Management of the Company expects that the Company and its subsidiaries will engage in additional financings as needs arise.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for the five-year period ended December 31, 1995, and the six-month period ended June 30, 1996.

           FISCAL YEAR ENDED                 SIX MONTHS ENDED
              DECEMBER 31                        JUNE 30
----------------------------------------     ----------------
1991     1992     1993     1994     1995           1996
----     ----     ----     ----     ----     ----------------
1.2      1.4      1.3      1.0      1.1             1.3

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings before taxes on income and fixed charges and "fixed charges" consist of interest expense incurred on securities sold under repurchase agreements, and short-term and long-term borrowings and that portion of rental expense estimated to be representative of the interest factor.

                           DESCRIPTION OF SECURITIES

     The Senior Securities are to be issued under an Indenture dated as of March 15, 1988, as amended by a supplemental indenture dated as of September 22, 1989, and by a supplemental indenture dated as of March 22, 1991, between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Indenture"). The Subordinated Securities are to be issued under an Indenture dated as of March 15, 1988, as amended by a supplemental indenture dated as of September 22, 1989, by a supplemental indenture dated as of March 22, 1991, and by a supplemental indenture dated as of November 30, 1993, between the Company and Chase Manhattan Bank Delaware, as Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The Company may enter into one or more additional indentures providing for Senior Securities or Subordinated Securities with one or more banking institutions organized under the laws of the United States or any state serving as trustee. Reference is made to the Prospectus Supplement for information regarding the indenture under which the Offered Securities will be issued.

     The statements under this heading are subject to the detailed provisions of each Indenture. Whenever particular provisions of the Indentures or terms defined therein are referred to, such provisions or definitions are incorporated by reference herein as a part of the statements made and the statements are qualified in their entirety by such reference.

GENERAL

     The Securities of a series may be issued in fully registered form without Coupons ("Registered Securities") or in bearer form with or without Coupons attached ("Bearer Securities") or both. Securities of a series may also be issued in whole or in part in the form of one or more global securities (each, a "Global Security"). Unless otherwise specified in the applicable Prospectus Supplement, the Securities will be only Registered Securities. Registered Securities which are book-entry securities ("Book-Entry Securities") may be issued in the form of registered Global Securities. Securities denominated in U.S. dollars will be issued, unless otherwise set forth in the applicable Prospectus Supplement, in denominations of $1,000 or an integral multiple thereof for Registered Securities, and only in the denomination of $5,000 for Bearer Securities. (Section 302)

     Neither of the Indentures limits the aggregate principal amount of Securities which may be issued thereunder. The Securities will be direct, unsecured obligations of the Company. The Subordinated Securities will be subordinated in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness as described below under "Subordination."

     If any of the Securities are sold for any foreign currency or composite currency or if principal of (or premium, if any) or any interest on any of the Securities is payable in any foreign currency or composite currency, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of Securities and such foreign currency or composite currency will be set forth in the Prospectus Supplement relating thereto.

     If the amount of payments of principal of (or premium, if any) or any interest on any of the Securities is determined with reference to any type of index or formula or changes in prices of particular securities, currencies, intangibles, goods, articles or commodities, the Federal income tax consequences, specific terms and other information with respect to such issue of Securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be set forth in the Prospectus Supplement relating thereto.

     The Securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. Certain Securities may be issued which provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"), including by reason of redemption or early repayment. Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount (which may be substantial) below their stated principal amount. Certain Original Issue Discount Securities may be issued with original issue discount for United States Federal income tax purposes. The Prospectus Supplement with respect to any Offered Securities issued with such original issue discount will contain a discussion of Federal income tax considerations with respect thereto.

     Reference is made to the Prospectus Supplement for the following terms of the Offered Securities: (i) the title and any limit on the aggregate principal amount of the Offered Securities and whether the Offered Securities are Senior Securities or Subordinated Securities; (ii) the percentage of their principal amount at which the Offered Securities will be issued; (iii) the date or dates on which the Offered Securities will mature; (iv) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Securities will bear interest or the method of determining such rate or rates; (v) the date or dates from which such interest, if any, shall accrue and the date or dates at which such interest, if any, will be payable; (vi) the place where the principal of (and premium, if any) and interest, if any, on the Offered Securities will be payable; (vii) the terms for redemption or early repayment, if any, including any mandatory or optional sinking fund or analogous provision; (viii) the principal amount of any Offered Securities which are Original Issue Discount Securities that is payable upon acceleration of the maturity of such Offered Securities; (ix) if other than U.S. dollars, the currency, currencies, composite currency or composite currencies for which the Offered Securities may be purchased and the currency, currencies, composite currency or composite currencies in which the payment of principal of (or premium, if any) or any interest on such Offered Securities will be made and, if the Company or the Holders of Offered Securities may elect to receive such payment in a currency, currencies, composite currency or composite currencies other than that in which the Offered Securities are stated to be payable, then, the period or periods within which, and the terms and conditions upon which, such election may be made and, if the amount of such payments may be determined with reference to an index based on a currency, currencies, composite currency or composite currencies other than that in which the Offered Securities are stated to be payable, then the manner in which such amounts shall be determined; (x) whether the Offered Securities will be issued as Registered Securities or Bearer Securities or both and the terms upon which any Bearer Securities of such series may be exchanged for Registered Securities of such series; (xi) whether the Offered Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary or depositaries for such Global Security or Securities; (xii) if a temporary Global Security is to be issued with respect to some of or all the Offered Securities, any requirements for certification of ownership by non-United States persons that will apply prior to (a) the issuance of a definitive Security or (b) the payment of interest on an interest payment date that occurs before the issuance of a definitive Security; (xiii) if a temporary Global Security is to be issued with respect to some of or all the Offered Securities, the terms upon which interests in such temporary Global Security may be exchanged for interests in a definitive Global Security or for definitive Securities and the terms upon which interests in a definitive Global Security, if any, may be exchanged for definitive Securities; (xiv) whether and under what circumstances the Company will pay additional amounts to certain Holders of Offered Securities in respect of any tax, assessment or governmental charge required to be withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Securities rather than pay any additional amounts; (xv) if the amount of payments of principal of (or premium, if any) or any interest on the Offered Securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities, or otherwise by application of a formula, the manner in which such amounts shall be determined; (xvi) any additional Events of Default (as defined below under "Events of Default, Notice and Waiver") or restrictive covenants provided for with respect to the Offered Securities; and (xvii) any other terms of the Offered Securities not inconsistent with the applicable Indenture.

     If any Offered Securities are Bearer Securities, the Prospectus Supplement will describe any applicable restrictions (including, without limitation, any restrictions required to comply with United States Federal income tax laws and regulations) on the offer, sale and delivery of such Bearer Securities in addition to those set forth under "Limitations on Issuance of Bearer Securities."

     Each Indenture provides that, at the option of the Company, interest on the Registered Securities of any series that bears interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register. (Section 301)

     The Indentures do not prohibit (i) a consolidation, merger or sale of assets or other similar transactions that may adversely affect the creditworthiness of the Company or a successor or combined entity, (ii) a change of control of the Company or (iii) leveraged transactions involving the Company whether or not involving a change of control. In addition, under the terms of the Indentures the Company is entitled to defease the Offered Securities. As a result, the Indentures do not protect Holders against a substantial decline in the value of the Offered Securities which may result from the aforementioned transactions.

EXCHANGE, REGISTRATION AND TRANSFER

     Registered Securities (other than a Global Security, except as provided below) of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of any authorized denominations. In addition, if Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the Indenture, Bearer Securities (with all unmatured Coupons, except as provided below, and all matured Coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities with coupons appertaining thereto surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the Coupon relating to such date for payment of interest and interest will not be payable on such date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section
305)

     No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 305)

     Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (duly endorsed, or accompanied by a satisfactory instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. The Company has appointed The Chase Manhattan Bank as Security Registrar for each Indenture. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 1002)

     The Company shall not be required to: (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (a) if Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (b) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

     For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "Global Securities" below.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time and payment of interest on Bearer Securities with Coupons appertaining thereto will be made only against surrender of the Coupon relating to the applicable Interest Payment Date. (Sections 311 and 1002) Unless otherwise indicated in an applicable Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and any interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. (Section 301) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of The Chase Manhattan Bank in the Borough of Manhattan, The City of New York, will be designated as the Company's Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Offered Securities (subject to the limitation described above in the case of Bearer Securities). Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Offered Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided that if any of the Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, for the Securities or such series. (Section 1002)

     All money paid by the Company to a Paying Agent for the payment of principal of (or premium, if any) or any interest on any Security or Coupon that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Security or Coupon will thereafter look only to the Company for payment thereof. (Section 1003)

     If so specified in an applicable Prospectus Supplement, the Company may, at its option, defer payments of interest otherwise payable on an Interest Payment Date for a period and upon the terms and conditions described in such Prospectus Supplement.

GLOBAL SECURITIES

     If so specified in an applicable Prospectus Supplement, all or any portion of the Securities of a series may be issued in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (a "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. The specific terms of the depositary arrangement with respect to any Securities of a series will be described in the Prospectus Supplement relating to such series. Unless otherwise specified in the applicable Prospectus Supplement, the Company anticipates that the following provisions will apply to all depositary arrangements.

     Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters of such Securities, by certain agents of the Company or by the Company, if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of a beneficial interest in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to participants' interests) for such Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture governing such Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Securities. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary for such Global Security and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any rights of a holder under such Indenture.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities," payment of principal of (and premium, if any) and any interest on Securities registered in the name of or held by a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Securities. None of the Company, the Trustee for such Securities, any Paying Agent, any Authenticating Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security representing such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section
307)

     The Company expects that the Depositary for Securities, upon receipt of any payment of principal of (or premium, if any) or any interest on a definitive Global Security representing such Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal of (or premium, if any) or any interest on such Global Security will be subject to the restrictions discussed under "Limitation on Issuance of Bearer Securities."

     Unless and until it is exchanged in whole for Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 312) If a Depositary for Securities of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Securities of such series in like tenor and terms in definitive registered form in exchange for the Global Security or Global Securities representing all such Securities. Further, an owner of a beneficial interest in a Global Security representing Securities of a series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Securities of such series in definitive registered form. In addition, the Company may at any time and in its sole discretion determine not to have any Securities of a series represented by Global Securities and, in such event, will issue Securities of such series in like tenor and terms in definitive registered form in exchange for the Global Security or Global Securities representing all such Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such Global Security equal in aggregate principal amount to such beneficial interest and to have such Securities registered in the name of the owner of such beneficial interest. (Section 312)

     If so specified in an applicable Prospectus Supplement, all or any portion of the Securities of a series that are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, with one or more Coupons or without Coupons, to be deposited with a common depository in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in an applicable Prospectus Supplement, each such temporary Global Security will be exchangeable for a like aggregate principal amount of definitive Securities in like tenor and terms in bearer form, registered form or definitive global bearer form, or any combination thereof, as specified in an applicable Prospectus Supplement. No Bearer Security (including a Global Security in definitive bearer form) delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") in connection with such exchange. (Sections 303 and 304)

     Unless otherwise specified in an applicable Prospectus Supplement, definitive Securities in respect of any portion of a temporary Global Security will only be delivered, and interest in respect of any portion of a temporary Global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Securities will only be paid, upon delivery of a certificate signed by Euro-clear or CEDEL, as the case may be, with respect to the portion of the temporary Global Security held for the account of the beneficial owner in the form required by the applicable Indenture. Such certificate must be dated no earlier than the exchange date or such Interest Payment Date, as the case may be, and must be based on statements provided to Euro-clear or CEDEL, as applicable, by its account holders who are beneficial owners of interests in such temporary Global Security to the effect that such portion is beneficially owned (i) by a person that is not a United States person or (ii) by or through a qualifying financial institution in compliance with applicable Treasury regulations.

     If any Securities of a series are issuable in definitive global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive Global Security may exchange such interests for Securities of such series and of like tenor, terms and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a definitive Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 305) A Person having a beneficial interest in a definitive Global Security, except with respect to payment of principal of (and premium, if any) and any interest on such definitive Global Security, will be treated as a Holder of such principal amount of Outstanding Securities represented by such definitive Global Security as shall be specified in a written statement of the Holder of such definitive Global Security, or, in the case of a definitive Global Security in bearer form, of Euro-clear or CEDEL, which is produced to the Trustee by such Person. (Section 203) Principal of (and premium, if any) and any interest on a definitive Global Security will be payable in the manner described in the applicable Prospectus Supplement.

CERTAIN RESTRICTIVE PROVISIONS

     The Senior Indenture relating to Offered Securities to be issued on a parity with other senior indebtedness of the Company provides that, with certain limited exceptions, the Company will not, nor will it permit any Restricted Subsidiary (as defined in the Senior Indenture) to, pledge as security for any loan the capital stock or indebtedness of any Restricted Subsidiary or create, incur, assume or permit to exist any lien on any property or asset of the Company. (Section 1008) Such provisions shall apply to all such Offered Securities unless the applicable Prospectus Supplement expressly states otherwise.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each Indenture provides that the Company, without the consent of any Holders of Securities, may consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any Person or may acquire or lease the assets of any Person substantially as an entirety or may permit any corporation to merge into the Company provided that: (i) the successor is a corporation organized under the laws of any domestic jurisdiction; (ii) the successor corporation, if other than the Company, assumes the Company's obligations under such Indenture and the Securities issued thereunder; (iii) immediately after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 801)

MODIFICATION OF THE INDENTURES

     Each Indenture provides that the Company and the Trustee thereunder may, without the consent of any Holders of Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Securities or, provided such action shall not adversely affect the interests of the Holders of any series of Securities in any material respect, curing ambiguities or inconsistencies in such Indenture or making other provisions. (Section 901)

     Each Indenture contains provisions permitting the Company, with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or modifying the rights of the Holders of the Securities of such series, except that no such supplemental indenture may, without the consent of the Holders of all the Outstanding Securities affected thereby, among other things: (i) change the maturity of the principal of, or any installment of principal of or interest on, any of the Securities; (ii) reduce the principal amount thereof (or any premium thereon) or the rate of interest, if any, thereon; (iii) reduce the amount of the principal of Original Issue Discount Securities payable on any acceleration of maturity; (iv) change the currency, currencies, composite currency or composite currencies in which any of the Securities or any premium or interest thereon is payable; (v) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Indenture; (vi) impair the right to institute suit for the enforcement of any payment due on any Securities on or after their applicable maturity date; (vii) reduce the percentage in principal amount of the Outstanding Securities of any series the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, such Indenture; or
(viii) with certain exceptions, modify the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions. (Section 902)

WAIVER OF CERTAIN COVENANTS

     The Senior Indenture provides that the Company will not be required to comply with certain restrictive covenants (including those described above under "Certain Restrictive Provisions") if the Holders of not less than 66 2/3% in principal amount of each series of Outstanding Securities affected thereby waive compliance with such restrictive covenants. (Section 1005)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     An Event of Default in respect of any series of Securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each Indenture to be: (i) a default for 30 days in the payment of any installment of interest upon any of the Securities of such series when due; (ii) a default in the payment of principal of (or premium, if any, on) any of the Securities of such series when due; (iii) a default in the deposit of any sinking fund payment when the same becomes due by the terms of the Securities of such series; (iv) a default in the performance, or breach, of any other covenants or warranties of the Company in the applicable Indenture which shall not have been remedied for a period of 60 days after notice from the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series; (v) certain events of bankruptcy, insolvency or reorganization of the Company; and
(vi) such other events as may be specified for such series. (Section 501)

     Each Indenture provides that if an Event of Default specified therein in respect of any series of Outstanding Securities issued under such Indenture shall have occurred and be continuing, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal (or, if such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of such Securities) of all of the Outstanding Securities of such series to be immediately due and payable. (Section 502)

     Each Indenture provides that the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee, with respect to the Securities of such series, provided that such Trustee may act in any way that is not inconsistent with such directions and may decline to act if any such direction is contrary to law or to such Indenture or would involve such Trustee in personal liability. (Section 512)

Each Indenture provides that the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all of the Outstanding Securities of such series waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or any interest on any of the Securities of such series or (ii) in respect of a covenant or provision of such Indenture which, under the terms of such Indenture, cannot be modified or amended without the consent of the Holders of all of the Outstanding Securities of such series affected thereby. (Section 513)

     Each Indenture contains provisions entitling the Trustee thereunder, subject to the duty of such Trustee during an Event of Default in respect of any series of Securities to act with the required standard of care, to be indemnified by the Holders of the Securities of such series before proceeding to exercise any right or power under such Indenture at the request of the Holders of the Securities of such series. (Sections 601 and 603)

     Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default in respect of any series of Securities, give to the Holders of the Securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the Securities of such series, such Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance, or breach, of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the Securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Securities of such series. (Section 602)

     Each Indenture requires the Company to file annually with the Trustee thereunder a certificate, executed by an officer of the Company, indicating whether the Company is in default under such Indenture. (Section 1004)

MEETINGS

     Each Indenture contains provisions for convening meetings of the Holders of Securities of a series if Securities of that series are issuable as Bearer Securities to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by such Holders pursuant to such Indenture. (Section 1301). A meeting may be called at any time by the Trustee under the applicable Indenture, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302) Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum at a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which is required to be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the Persons entitled to vote 66 2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum, (i) a meeting called by the Company or the

Trustee shall be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of not less than 10 days and (ii) a meeting called by the Holders shall be dissolved. Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage in principal amount of Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Securities of that series and of the related Coupons whether or not present or represented at the meeting. With respect to any consent, waiver or other action which the applicable Indenture expressly provides may be given by the Holders of a specified percentage of Outstanding Securities of all series affected thereby (acting as one class), only the principal amount of Outstanding Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of Outstanding Securities of all series affected thereby favoring such action. (Section 1304)

NOTICES

     Except as otherwise provided in each Indenture, notices to Holders of Bearer Securities will be given by publication at least once in a daily newspaper in The City of New York and London and in such other city or cities as may be specified in such Bearer Securities and will be mailed to such Persons whose names and addresses were previously filed with the Trustee under the applicable Indenture within the two preceding years, within the time prescribed for the giving of such notice. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register, within the time prescribed for the giving of such notice. (Section
106)

TITLE

     Title to any Bearer Securities (including Bearer Securities that are Global Securities) and any Coupons appertaining thereto will pass by delivery. The Company, the appropriate Trustee and any agent of the Company or such Trustee may treat the Holder of any Bearer Security, the Holder of any Coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Security or Coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF SECURITIES AND COUPONS

     Any mutilated Security and any Security with a mutilated Coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such mutilated Security or Security with a mutilated Coupon to the appropriate Trustee. Securities or Coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the appropriate Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and such Trustee; in the case of any Coupon which becomes destroyed, stolen or lost, such Coupon will be replaced (upon surrender to the appropriate Trustee of the Security with all appurtenant Coupons not destroyed, stolen or lost) by issuance of a new Security in exchange for the Security to which such Coupon appertains. In the case of a destroyed, lost or stolen Security or Coupon, an indemnity satisfactory to the appropriate Trustee and the Company may be required at the expense of the Holder of such Security or Coupon before a replacement Security will be issued. (Section 306)

DEFEASANCE

     Unless the Prospectus Supplement relating to the Offered Securities provides otherwise, the Company at its option (i) will be Discharged (as such term is defined in the applicable Indenture) from any and all obligations in respect of the Offered Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities and Coupons, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the applicable Indenture (including those described above under "Certain Restrictive Provisions"), if there is deposited with the Trustee money and/or (a) in the case of Securities and Coupons denominated in U.S. dollars, U.S. Government Obligations (as defined in the applicable Indenture), or (b) in the case of Securities and Coupons denominated in a foreign or composite currency, Foreign Government Securities (as defined in the applicable Indenture), which in each case through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies, composite currency or composite currencies in which the Offered Securities are payable all the principal of, and interest on, the Offered Securities on the dates such payments are due in accordance with the terms of the Offered Securities. Among the conditions to the Company's exercising any such option, the Company is required to deliver to the appropriate Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the Offered Securities to recognize income, gain or loss for United States Federal income tax purposes and that the Holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Sections 401 and 403)

SUBORDINATION

     The payment of the principal of (and premium, if any) and any interest on the Subordinated Securities, including sinking fund payments, is subordinated in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness. (Section
1401) Superior Indebtedness is defined as (i) the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, (b) guarantees by the Company of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, (c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, and (d) obligations of the Company under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, (ii) any other indebtedness, liability or obligation, contingent or otherwise, of the Company and any guarantee, endorsement or other contingent obligation of the Company in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed, and (iii) modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding thereof, are not superior in right of payment to the Subordinated Securities; provided, however, that Superior Indebtedness will not be deemed to include, and the Subordinated Securities will rank equal in right of payment to, the Company's 7 3/4% Subordinated Notes due 2002, and all other such subordinated securities, including but not limited to the Medium-Term Subordinated Notes, Series B, and the Medium-Term Subordinated Notes, Series D, of the Company, or any obligation of the Company to any subsidiary. (Sections 101, 1401 and 1408) The Subordinated Indenture and the Subordinated Securities do not contain any covenants or other provisions that would limit the issuance of additional Superior Indebtedness.

     No payment by the Company on account of principal of (or premium, if any) or any interest on the Subordinated Securities, including sinking fund payments, may be made if any default or event of default with respect to any Superior Indebtedness shall have occurred and be continuing and written notice thereof shall have been given to the Trustee by the Company or to the Company and the Trustee by the holders of at least 10% in principal amount of any kind or category of any Superior Indebtedness (or a representative or trustee on their behalf). Upon any acceleration of the principal due on the Subordinated Securities or any payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of (and premium, if any) and interest due or to become due on all Superior Indebtedness must be paid in full before the holders of Subordinated Securities are entitled to receive or retain any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of Superior Indebtedness). Subject to the payment in full of all Superior Indebtedness, the holders of the Subordinated Securities are to be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company applicable to Superior Indebtedness until the Subordinated Securities are paid in full. (Section 1402) By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Superior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Subordinated Securities.

     The Company's rights and the rights of its creditors (including holders of Senior Securities and Subordinated Securities) to participate in any distribution of assets of any subsidiary of the Company upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to the Company by PaineWebber and certain other subsidiaries of the Company are restricted by the provisions of the net capital rules of the Commission and the NYSE and covenants in various loan agreements. The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Senior Securities and Subordinated Securities. The Senior Securities and Subordinated Securities will be effectively subordinated to all indebtedness of the Company's subsidiaries. As of June 30, 1996, the aggregate amount of indebtedness of the Company's subsidiaries (such indebtedness consisting of short-term borrowings and other than borrowings owed directly or indirectly to the Company or another subsidiary) to which holders of the Senior Securities and Subordinated Securities would have been structurally subordinated was approximately $465 million.

GOVERNING LAW

     The Indenture, the Securities and the Coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

THE TRUSTEES UNDER THE INDENTURES

     The Chase Manhattan Bank is the Trustee under the Senior Indenture. The Chase Manhattan Bank is a depositary for funds and performs other services for, and transacts other banking business with, the Company in the normal course of business.

     Chase Manhattan Bank Delaware is the Trustee under the Subordinated Indenture.

                                 ERISA MATTERS

     The Company, PaineWebber, PaineWebber International and other affiliates of the Company may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, PaineWebber, PaineWebber International or any other affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Securities should consult with its counsel.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities being offered hereby (i) directly to one or more purchasers, (ii) through agents designated from time to time, (iii) through underwriters or dealers or a group of underwriters. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the name or names of any underwriters, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Securities may be listed. If a bidding or auction process is utilized, it will be described in the Prospectus Supplement.

     If underwriters are used in the sale, Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agents will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company and each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that, in connection with the original issuance of any Bearer Security and during the period ending 40 days after the date of original issuance of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a United States person or to any person within the United States, except to the extent permitted under applicable Treasury regulations. Any other restrictions on the offer or sale of Offered Securities in or from jurisdictions other than the United States or within the United States will be set forth in the applicable Prospectus Supplement.

     All Offered Securities will be a new issue of securities with no established trading market. Certain agents through whom, and underwriters to whom, Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such agents and underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

     PaineWebber, PaineWebber International or one or more other affiliates of the Company may participate in distributions of the Offered Securities. All distributions of the Offered Securities will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States Federal income tax laws and regulations, in general a Bearer Security may not be offered, sold or delivered, directly or indirectly, to a United States person or to any person within the United States in connection with the original issuance of such Bearer Security or during the period ending 40 days after the date of original issuance of such Bearer Security. However, offers or sales can be made during this period to certain institutions, including certain international organizations and foreign branches of U.S. financial institutions (a "qualifying financial institution"), that satisfy the requirements prescribed by applicable Treasury regulations. In addition, sales can be made to a United States person acquiring a Bearer Security through a qualifying financial institution in compliance with applicable Treasury regulations. Definitive Bearer Securities will not be delivered to a holder, however, unless the beneficial owner of the Securities has complied with the certification requirements described above under "Description of Securities--Global Securities" or, in any event, within the United States.

     Bearer Securities will bear the following legend on their face and on any Coupons which may be detached therefrom or, if the obligation is evidenced by a book entry, in the book of record in which the book entry is made: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code". The Sections referred to in such legend provide that, with certain exceptions, a United States taxpayer who holds a Bearer Security will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on, the sale, exchange, redemption or other disposition of such Bearer Security.

     As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa and the Northern Mariana Islands).

                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by its General Counsel, Theodore A. Levine, and for the agents or underwriters, if any, by Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York. Cravath, Swaine & Moore acts from time to time as legal counsel to the Company and its subsidiaries on the various matters.

                                    EXPERTS

     The consolidated financial statements of the Company for the year ended December 31, 1995, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities other than underwriting discounts and commissions. All such fees and expenses except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated:

        Securities and Exchange Commission registration fee...............  $174,241
        NASD filing fee...................................................    30,500
        Blue Sky fees and expenses........................................     *
        Printing and engraving expenses...................................     *
        Rating agency fees................................................     *
        Fees and expenses of accountants..................................     *
        Fees and expenses of counsel......................................     *
        Fees and expenses of trustees.....................................     *
        Miscellaneous.....................................................     *
                                                                            --------
                  Total...................................................     *
                                                                            ========

        * To be supplied by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware gives corporations the power to eliminate or limit the personal liability of directors under certain circumstances. Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances.

     Article IX of the Restated Certificate of Incorporation (relating to the elimination of personal liability of directors of the Company) of Paine Webber Group Inc. is hereby incorporated by reference to Exhibit 3.1 hereto. Article VII of Paine Webber Group Inc.'s By-Laws (relating to indemnification of directors and officers of the Company) is hereby incorporated by reference to
Exhibit 3.2 hereto.

     The Company also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933. The Company also maintains fiduciary liability insurance for losses in connection with claims made against directors of officers for violation of any of the responsibilities, obligations or duties imposed upon fiduciaries under the Employee Retirement Income Security Act of 1974.

     The indemnification provisions (relating to indemnification of, among others, controlling persons, directors and officers of the Company against certain liabilities) contained in the proposed forms of Underwriting Agreement are hereby incorporated by reference to Exhibits 1.1 and 1.2 hereto.

ITEM 16. EXHIBITS.

     See exhibit index at E-1.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in paragraph (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1993 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Paine Webber Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 10, 1996.

                                          PAINE WEBBER GROUP INC.,

                                          by      /s/  DONALD B. MARRON

                                            ------------------------------------
                                            Name:  Donald B. Marron
                                            Title:    Chairman of the Board and
                                                Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Donald B. Marron, Regina A. Dolan and Pierce R. Smith or any of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in-fact, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                             TITLE                          DATE
-------------------------------------  -------------------------------      -------------------
         /s/  DONALD B. MARRON          Chairman of the Board, Chief         September 30, 1996
-------------------------------------    Executive Officer, Director
         (Donald B. Marron)             (principal executive officer)
          /s/  REGINA A. DOLAN            Vice President and Chief           September 30, 1996
-------------------------------------   Financial Officer (principal
          (Regina A. Dolan)               financial and accounting
                                                  officer)
        /s/  T. STANTON ARMOUR                    Director                   September 30, 1996
-------------------------------------
         (T. Stanton Armour)
     /s/  E. GARRETT BEWKES, JR.                  Director                   September 30, 1996
-------------------------------------
      (E. Garrett Bewkes, Jr.)
              /s/  RETO BRAUN                     Director                   September 30, 1996
-------------------------------------
            (Reto Braun)
             /s/  JOHN A. BULT                    Director                   September 30, 1996
-------------------------------------
           (John A. Bult)
           /s/  FRANK P. DOYLE                    Director                   September 30, 1996
-------------------------------------
          (Frank P. Doyle)
       /s/  JOSEPH J. GRANO, JR.                  Director                   September 30, 1996
-------------------------------------
       (Joseph J. Grano, Jr.)

              SIGNATURE                             TITLE                          DATE
-------------------------------------  -------------------------------      -------------------
       /s/  JOHN E. KILGORE, JR.                  Director                   September 30, 1996
-------------------------------------
       (John E. Kilgore, Jr.)
         /s/  JAMES W. KINNEAR                    Director                   September 30, 1996
-------------------------------------
         (James W. Kinnear)
            /s/  NAOSHI KIYONO                    Director                   September 30, 1996
-------------------------------------
           (Naoshi Kiyono)
        /s/  ROBERT M. LOEFFLER                   Director                   September 30, 1996
-------------------------------------
        (Robert M. Loeffler)
       /s/  EDWARD RANDALL, III                   Director                   September 30, 1996
-------------------------------------
        (Edward Randall, III)
           /s/  HENRY ROSOVSKY                    Director                   September 30, 1996
-------------------------------------
          (Henry Rosovsky)
            /s/  YOSHINAO SEKI                    Director                   September 30, 1996
-------------------------------------
           (Yoshinao Seki)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, PWG Capital Trust I, PWG Capital Trust II, PWG Capital Trust III and PWG Capital Trust IV each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 10, 1996.

                                          PWG CAPITAL TRUST i,

                                          by  Paine Webber Group Inc., as
                                          Sponsor,

                                          by       /s/  PIERCE R. SMITH

                                            ------------------------------------
                                            Name:  Pierce R. Smith
                                            Title:  Treasurer

                                          PWG CAPITAL TRUST II,

                                          by  Paine Webber Group Inc., as
                                          Sponsor,

                                          by       /s/  PIERCE R. SMITH

                                            ------------------------------------
                                            Name:  Pierce R. Smith
                                            Title:  Treasurer

                                          PWG CAPITAL TRUST III,

                                          by  Paine Webber Group Inc., as
                                          Sponsor,

                                          by       /s/  PIERCE R. SMITH

                                            ------------------------------------
                                            Name:  Pierce R. Smith
                                            Title:  Treasurer

                                          PWG CAPITAL TRUST IV,

                                          by  Paine Webber Group Inc., as
                                          Sponsor,

                                          by       /s/  PIERCE R. SMITH

                                            ------------------------------------
                                            Name:  Pierce R. Smith
                                            Title:  Treasurer

                                 EXHIBIT INDEX

    EXHIBIT                                                                       SEQUENTIALLY
      NO.                                 DESCRIPTION                             NUMBERED PAGE
    -------     ----------------------------------------------------------------  -------------
     1.1++      Form of Underwriting Agreement relating to the Preferred
                Securities......................................................
     1.2*       Form of Underwriting Agreement relating to the Debt
                Securities......................................................
     3.1*       Restated Certificate of Incorporation of the Registrant.........
     3.2*       By-Laws of the Registrant.......................................
     4.1++      Form of Junior Subordinated Debt Indenture dated as of October
                  , 1996 between the Company and The Chase Manhattan Bank, as
                Trustee.........................................................
     4.2a       Indenture dated as of March 15, 1988, between the Registrant and
                The Chase Manhattan Bank, as Trustee, relating to Senior Debt
                Securities. (incorporated by reference to Exhibit No.4.2a to the
                Registrant's Registration Statement No. 33-29253 on Form S-3
                filed with the Commission on June 14, 1989......................
     4.2b*      Supplemental Indenture dated as of September 22, 1989, between the Registrant and The Chase Manhattan Bank, as Trustee,
                relating to Senior Debt Securities..............................
     4.2c*      Supplemental Indenture dated as of March 22, 1991, between the
                Registrant and The Chase Manhattan Bank, as Trustee, relating to
                Senior Debt Securities..........................................
     4.2d       Indenture dated as of March 15, 1988, between the Registrant and
                Chase Manhattan Bank Delaware, as Trustee, relating to
                Subordinated Debt Securities. (incorporated by reference to
                Exhibit No. 4.2b to Registrant's Registration Statement No.
                33-29253 on Form S-3 filed with the Commission on June 14,
                1989)...........................................................
     4.2e*      Supplemental Indenture dated as of September 22, 1989, between the Registrant and Chase Manhattan Bank Delaware, as Trustee,
                relating to Subordinated Debt Securities........................
     4.2f*      Supplemental Indenture dated as of March 22, 1991, between the
                Registrant and Chase Manhattan Bank Delaware, as Trustee,
                relating to Subordinated Debt Securities........................
     4.2g*      Supplemental Indenture dated as of November 30, 1993, between the Registrant and Chase Manhattan Bank Delaware, as Trustee,
                relating to Subordinated Debt Securities........................
     4.3+       Declaration of Trust of PWG Capital Trust I.....................
     4.4+       Certificate of Trust of PWG Capital Trust I.....................
     4.5+       Declaration of Trust of PWG Capital Trust II....................
     4.6+       Certificate of Trust of PWG Capital Trust II....................
     4.7+       Declaration of Trust of PWG Capital Trust III...................
     4.8+       Certificate of Trust of PWG Capital Trust III...................
     4.9+       Declaration of Trust of PWG Capital Trust IV....................
     4.10+      Certificate of Trust of PWG Capital Trust IV....................
     4.11++     Form of Amended and Restated Declaration of Trust for each of
                PWG Capital Trust I, II, III and IV.............................
     4.12++     Form of Preferred Security (included in Exhibit 4.11)...........
     4.13++     Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and Preferred
                Securities......................................................
     4.14++     Form of Junior Subordinated Debt Security (included in Exhibit
                4.13)...........................................................
     4.15++     Form of Guarantee with respect to Preferred Securities..........

    EXHIBIT                                                                       SEQUENTIALLY
      NO.                                 DESCRIPTION                             NUMBERED PAGE
    -------     ----------------------------------------------------------------  -------------
     5.1++      Opinion of Cravath, Swaine & Moore in respect of the legality of the Junior Subordinated Debt Securities and Preferred Guarantees
                registered hereunder, containing the consent of such counsel....
     5.2++      Opinion of Richards, Layton & Finger in respect of the legality of the Preferred Securities registered hereunder, containing the consent of such counsel.........................................
     5.3++      Opinion of Theodore A. Levine in respect of the legality of the
                Senior Debt Securities and Subordinated Debt Securities
                registered hereunder, containing the consent of such counsel....
     8.1++      Opinion of Cravath, Swaine & Moore..............................
    12.1        Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends
                (incorporated by reference to Exhibits 12.1 and 12.2 to the
                Registrant's Quarterly Report on Form 10-Q for the fiscal
                quarter ended June 30, 1996)
    23.1++      Consent of Cravath, Swaine & Moore (included in Exhibits 5.1 and
                8.1)............................................................
    23.2++      Consent of Richards, Layton & Finger (included in Exhibit
                5.2)............................................................
    23.3++      Consent of Theodore A. Levine (included in Exhibit 5.3).........
    23.4+       Consent of Ernst & Young LLP....................................
    24.1+       Powers of Attorney for directors and officers of PaineWebber
                Group Inc. (set forth on the signature pages of this
                Registration Statement).........................................
    24.2+       Powers of Attorneys for PaineWebber Group, Inc., as sponsor, to sign the Registration Statement on behalf of PWG Capital Trust
                I, II, III and IV (included in Exhibits 4.3, 4.5, 4.7 and 4.9 respectively)...................................................
    25.1+       Statement of Eligibility under the Trustee Indenture Act of
                1939, as amended, of The Chase Manhattan Bank, as Trustee, under the Senior Indenture............................................
    25.2+       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, under the
                Subordinated Indenture..........................................
    25.3+       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, under the
                Junior Subordinated Indenture...................................
    25.4+       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, with
                respect to the Amended and Restated Declaration of Trust of PWG
                Capital Trust I.................................................
    25.5+       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, with
                respect to the Amended and Restated Declaration of Trust of PWG
                Capital Trust II................................................
    25.6+       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, with
                respect to the Amended and Restated Declaration of Trust of PWG
                Capital Trust III...............................................
    25.7+       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, with
                respect to the Amended and Restated Declaration of Trust of PWG
                Capital Trust IV................................................
    25.8+       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, under the
                Preferred Securities Guarantee of the Company with respect to the Preferred Securities of PWG Capital Trust I.................

    EXHIBIT                                                                       SEQUENTIALLY
      NO.                                 DESCRIPTION                             NUMBERED PAGE
    -------     ----------------------------------------------------------------  -------------
    25.9+       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, under the
                Preferred Securities Guarantee of the Company with respect to the Preferred Securities of PWG Capital Trust II................
    25.10+      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, under the
                Preferred Securities Guarantee of the Company with respect to the Preferred Securities of PWG Capital Trust III...............
    25.11+      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, under the
                Preferred Securities Guarantee of the Company with respect to the Preferred Securities of PWG Capital Trust IV................

---------------

* Incorporated by reference to the corresponding exhibit to Paine Webber Group Inc.'s Registration Statement on Form S-3 (Registration No. 33-52695-01).

+  Filed herewith.

++ To be filed by amendment.